Exhibit 10.19

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

JRAS, LLC

As Borrower

JAMES SCHRULL,
PERIMETER INVESTMENT SOLUTIONS, LLC
JJG, LLC,
SOUTHERN CRESCENT FINANCE, LLC,
JRAS OF SOUTH CAROLINA, LLC,
JRAS OF TENNESSEE, LLC,
JRAS OF FLORIDA, LLC, AND
JRAS OF ALABAMA, LLC,

As Guarantors

And

CAPITALSOURCE FINANCE LLC

As Lender

Dated:  November 19, 2007

DAL 76351883v6

TABLE OF CONTENTS

1.	DEFINITIONS

2.	LOAN.

2.1	Amount and evidence of loan
2.2	Interest Rate.
2.3	Payments.
2.4	Payment Due on a Non-Business Day.
2.5	Mandatory Payments
2.6	Voluntary Prepayments
2.7	Maximum Interest; Controlling Agreement
2.8	Interest After Default
2.9	Statement of Account
2.10	Application of Payments
2.11	Commitment Fee and Unused Line Fee
2.12	Increased Costs
2.13	Basis for Determining Interest Rate Inadequate or Unfair.
2.14	Right of First Refusal
2.15	Capital Adequacy.

3.	SECURITY.

3.1	Security Interest
3.2	Financing Statements and Further Assurances
3.3	Delivery of Receivables
3.4	Failure to Deliver
3.5	Notice of Collateral Assignment
3.6	Records and Inspections
3.7	Collection
3.8	Blocked Account/Lock-Box Agreement
3.9	Protection of Receivable Records
3.10	Use of Proceeds
3.11	Return of Collateral
3.12	Lender’s Payment of Claims
3.13	Sale of Collateral
3.14	Subordination

4.	CONDITIONS OF CLOSING; SUBSEQUENT ADVANCES.

4.1	Initial Advance
4.2	Subsequent Advances
4.3	All Advances to Constitute One Loan
4.4	Advances

5.	REPRESENTATIONS AND WARRANTIES.

5.1	Representations and Warranties
5.2	Representations and Warranties as to Receivables

6.	COVENANTS AND OTHER AGREEMENTS.

6.1	Affirmative Covenants
6.2	Negative Covenants
6.3	Reporting Requirements and Accounting Practices
6.4	Account Debtors’ Addresses
6.5	Financial Reports
6.6	Notice of Changes

7.	EVENTS OF DEFAULT AND REMEDIES.

7.1	Events of Default
7.2	Acceleration of the Indebtedness
7.3	Remedies
7.4	No Waiver
7.5	Application of Proceeds
7.6	Appointment of Lender as Attorney-in-Fact

8.	EXPENSES AND INDEMNITIES.

8.1	Reimbursement for Expenses
8.2	General Indemnification
8.3	Custodian Expenses

9.	MISCELLANEOUS.

9.1	Notices
9.2	Participations
9.3	Survival of Agreements
9.4	No Obligation Beyond Maturity
9.5	Prior Agreements Superseded
9.6	Parties Bound
9.7	Assignment by Lender
9.8	Number and Gender
9.9	No Third Party Beneficiary
9.10	Execution in Counterparts
9.11	Severability of Provisions
9.12	Headings
9.13	Schedules and Exhibits
9.14	Further Instruments
9.15	Governing Law
9.16	Jurisdiction and Venue
9.17	Waiver
9.18	Waiver of Right to Trial by Jury
9.19	Advice of Counsel
9.20	Time of Essence
9.21	Splitting of INDEBTEDNESS, This Agreement and Other Loan Documents
9.22	Confidentiality AND PUBLICITY.
9.23	No Offset
9.24	AMENDMENT AND RESTATEMENT.

SCHEDULE A TO LOAN AND SECURITY AGREEMENT

EXHIBITS TO LOAN AND SECURITY AGREEMENT
Exhibit A—Borrowing Base Certificate
Exhibit B—Request for Return of Collateral
Exhibit C—Underwriting Guidelines
Exhibit D—Form of Consumer Loan Documents

Loan and Security Agreement
DAL 76351883v6

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into on November 19, 2007 between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“Lender”), JRAS, LLC, a Georgia limited liability company (“Borrower”), and JAMES SCHRULL (“Schrull”), PERIMETER INVESTMENT SOLUTIONS, LLC (“Perimeter”), JJG, LLC (“JJG”), SOUTHERN CRESCENT FINANCE, LLC (“Southern”), JRAS OF SOUTH CAROLINA, LLC (“JRAS South Carolina”), JRAS OF TENNESSEE, LLC (“JRAS Tennessee”), JRAS OF FLORIDA, LLC (“JRAS Florida”), and JRAS OF ALABAMA, LLC (“JRAS Alabama”, and together with Schrull, Perimeter, JJG, Southern, JRAS South Carolina, JRAS Tennessee, JRAS Florida, JRAS Alabama, the “Guarantors”).

WHEREAS, JJG, LLC (“JJG”), Southland Finance Corporation (“Southland”), and Lender entered into a Loan and Security Agreement, dated January 4, 2007 (the “Original Loan Agreement”);

WHEREAS, JJG and Southland have entered into certain agreements pursuant to which they have reorganized their corporate structure (the “Reorganization”)

WHEREAS, as a result of the Reorganization, Borrower is the sole member of JJG;

WHEREAS, to more fully evidence the transactions that occurred as a result of the Reorganization, the Lender and the Borrower have agreed to amend and restate the Original Loan Agreement in its entirety as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1. DEFINITIONS

.  (terms not defined below are defined in SCHEDULE A TO LOAN AND SECURITY AGREEMENT)

 ACCOUNT DEBTOR.  The term “Account Debtor” shall mean any Person that is or Persons that are an obligor in respect of any Receivable.

 AFFILIATE.  The term “Affiliate” shall mean, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of capital stock or similar ownership interests, by contract, or otherwise; provided, however, that, in the case of the Borrower, in any event:  (a) any Person that owns directly or indirectly 10% or more of the capital stock or similar ownership interests having ordinary voting power for the election of directors or other members of the governing body of a the Borrower or 10% or more of the partnership or other ownership interests of a Borrower (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

 AGREEMENT.  The term “Agreement” shall mean this Amended and Restated Loan and Security Agreement between Lender and Borrower and any amendment, modifications or extension hereof.

 APPLICABLE MARGIN.  The term “Applicable Margin” shall mean (a) with respect to the Prime Rate Loan, two percent (2.0%), and (b) with respect to the LIBOR Loan, an amount needed for the initial interest rate to accrue on the LIBOR Loan to be equal to the interest rate accruing on the Prime Rate Loan on the effective date of the LIBOR Rate Conversion, as determined from time to time by Lender in its sole discretion; provided, however, the “Applicable Margin” for the Prime Rate Loan after a Prime Rate Conversion shall be an amount needed for the initial interest rate to accrue on the Prime Rate Loan after the Prime Rate Conversion to be equal to the interest rate accruing on the LIBOR Loan on the effective date of the Prime Rate Conversion, as determined from time to time by Lender in its sole discretion.

 APPROVED SALE LEASEBACK TRANSACTION.  The term “Approved Sale Leaseback Transaction” means a sale-leaseback transaction between the Borrower, as seller and lessee, and a third party, as purchaser and lessor, pursuant to one or more sale-leaseback agreements or other agreements and documents in a form approved by the Lender, the terms of which (including the lease payments and sale price) have been approved by Lender in its sole discretion.

 APPROVED STATES.  The term “Approved States” shall have the meaning set forth in Section 6.1(h) hereof.

 ASSIGNMENT OF LIFE INSURANCE POLICIES.  The term “Assignment of Life Insurance Policies” shall mean an assignment in form and substance satisfactory to Lender, which assigns to Lender as collateral for the Indebtedness, the life insurance policy on the life of Jim Schrull in the face amount of $1,000,000.

 AUTHORIZED REPRESENTATIVE.  The term “Authorized Representative” shall mean, with respect to Borrower or any other Person, its Chief Executive Officer, President, Chief Financial Officer or any Vice President or such other officer or officers as Borrower or any Corporate Guarantor may hold out to the Lender as authorized, whether or not designated by Borrower or such Corporate Guarantor to Lender in writing.

 AUTO TITLE.  The term “Auto Title” shall mean the certificate of title issued by the department of transportation or other corresponding instrumentality or agency of any state that relates to an automobile or other vehicle which is collateral for a Consumer Loan.

BLOCKED ACCOUNT.  The term “Blocked Account” shall mean that account no. 2000035482620 at Blocked Account Bank, held in the name of Borrower, into which Borrower and each Corporate Guarantor shall deposit all payments received from each Account Debtor.  To the extent available under applicable law, the Blocked Account, shall be interest-bearing.  Any interest accrued on such account shall be added to, and become part of, said account.  Borrower may request Lender to consider changing any Blocked Account by giving Lender a written request for such change which includes the proposed new depository bank where the proposed new Blocked Account would be located and a proposed Blocked Account Agreement for Lender’s review and consideration.  Lender, in its sole discretion, may accept or reject any request by Borrower to change a Blocked Account.

 BLOCKED ACCOUNT BANK.  The term “Blocked Account Bank” shall mean Wachovia Bank, N.A.

 BUSINESS DAY.  The term “Business Day” shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business to the public in Chevy Chase, Maryland, and if the applicable Business Day relates to any LIBOR Loans, such day must also be a day on which dealings are carried on in the London interbank market.

 CLASS B UNITS.  The term “Class B Units” has the meaning given to such term in the Amended and Restated Operating Agreement of JRAS, LLC.

 CODE.  The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

 COLLATERAL.  The term “Collateral” shall have the meaning set forth in Section 3.1 hereof.

 COLLATERAL RECOVERY RATE.  The term “Collateral Recovery Rate” shall mean, as of the date of determination,  (a) the sum of that portion of all payments received during the preceding 12 months, in respect of principal and interest on all Consumer Loans, whether active (non-charged off) or previously charged off, divided by (b) the sum of the total Reductions to Principal on all Consumer Loans during the preceding 12-month period.

 COLLECTION PERCENTAGE.  The term “Collection Percentage” shall mean as of the date of determination, (a) the total of cash collections of principal and interest on Receivables during the immediately preceding six (6) months, divided by (b) the aggregate principal balance of all Receivables on the first day of such month.

 COMMONLY CONTROLLED ENTITY.  The term “Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 414(b) or (c) of the Code.

CONSUMER LOAN.  The term “Consumer Loan” shall mean any loan made by Borrower or any Corporate Guarantor to an Account Debtor and any other right of Borrower or such Corporate Guarantor to receive payment, including without limitation, all loans, extensions of credit or Borrower’s or such Corporate Guarantor’s right to payment for goods sold or services rendered by Borrower or such Corporate Guarantor, which is secured by an Auto Title and evidenced by the Consumer Loan Documents applicable to such Account Debtor, whether any such loan is now or hereafter owned, acquired or held by Borrower or any Corporate Guarantor.

 CONSUMER LOAN DOCUMENTS.  The term “Consumer Loan Documents” shall mean all chattel paper, retail installment contracts, purchase money security agreements, security agreements, promissory notes or similar instruments evidencing or securing a Consumer Loan, which have been executed by an Account Debtor payable to or in favor of Borrower or any Corporate Guarantor, such instruments, agreements and documents being substantially in the form attached hereto as Exhibit D, and all such instruments, agreements and documents being delivered by an Account Debtor to Borrower or a Corporate Guarantor.

 CORPORATE GUARANTOR.  The term “Corporate Guarantor” shall mean, JRAS of South Carolina, LLC, a Georgia limited liability company, JJG, LLC, a Georgia limited liability company, Southern Crescent Finance, LLC, a Georgia limited liability company, JRAS of Tennessee, LLC, a Georgia limited liability company, JRAS of Florida, LLC, a Georgia limited liability company, JRAS of Alabama, LLC, a Georgia limited liability company, and each other entity that may from time to time become a Subsidiary of Borrower.

 CUSTODIAL AGREEMENT.  The term “Custodial Agreement” shall mean that certain tri-party custodial agreement executed between Borrower, the Custodian and the Lender, as the same may be amended, supplemented, modified or restated from time to time.

 CUSTODIAN.  The term “Custodian” shall mean U.S. Bank National Association, Document Custody Services, 1133 Rankin St., EP-MN-TMZD, St. Paul, MN 55116, Attention: Saah Kemayah.

 CUSTODIAN CERTIFICATE.  The term “Custodian Certificate” shall mean the original certificate in the form annexed to the Custodial Agreement, duly completed and signed by the Custodian.

 CUSTODIAN DELIVERABLES.  The term “Custodian Deliverables” shall mean with respect to each Receivable (a) all original Consumer Loan Documents underlying such Receivable, which shall include a stamp on the face of such Consumer Loan Documents evidencing the pledge to Lender of the Consumer Loan Documents underlying such Receivable pursuant to Section 3.5 hereof, and (b) a copy of each of the credit application, truth-in-lending disclosure, credit report and similar information provided by or related to each Account Debtor for such Receivable, and (c) the original Auto Title reflecting either Borrower or a Corporate Guarantor as lienholder on the vehicle securing such Receivable.

 DEBT SERVICE COVERAGE RATIO.  The term “Debt Service Coverage Ratio” shall mean, at any time of determination, the sum of the combined EBITDA for Borrower and the Corporate Guarantors, divided by the combined Interest Expense for Borrower and the Corporate Guarantors for the immediately preceding twelve (12) calendar month period.

 DEFAULT.  The term “Default” shall mean an event that with the passage of time or notice or both would constitute an Event of Default (as defined in Section 7.1 hereof).

 DEFAULT RATE.  The term “Default Rate” shall have the meaning given to such term in Section 2.8 hereof.

 DEPOSIT ACCOUNT.  The term “Deposit Account” shall mean that certain account no. 2071117242 set up at United Community Bank held in the name of the Borrower, into which Lender shall deposit all advances hereunder via wire transfer as follows:

Bank:                      United Community Bank
ABA No.:                      061112843
Account No.:                      2071117242

Ref.:                      JRAS, LLC – CapitalSource Wire

 DISTRIBUTIONS.  The term “Distributions” shall mean any dividends or other distribution of earnings to any of Borrower’s equity holders.

 EBITDA.  The term “EBITDA” shall mean, for any period of determination, all earnings of the Borrower and the Corporate Guarantors for said period before (a) all interest and tax obligations for said period, (b) depreciation for said period, (c) amortization for said period and (d) all other non-cash charges, determined in accordance with GAAP (or such other accounting method as the Lender may agree to in writing) on a consistent basis with the latest financial statements of the Borrower and each Corporate Guarantor, but excluding the effect of extraordinary or non-reoccurring gains or losses for such period.

 ELIGIBLE RECEIVABLES.  The term “Eligible Receivables” shall mean those Receivables owned by Borrower or any Corporate Guarantor that are subject to a first priority security interest in favor of Lender and that are deemed acceptable by Lender, in Lender’s sole discretion, and, in each case, meet, at a minimum, all of the following requirements:

(i) the Account Debtor is personally liable on the Consumer Loan Documents evidencing such Receivable;

(ii) arises from a Consumer Loan made by a Related Party in the ordinary course of its business in accordance with, and is subject to, a form of loan application, Consumer Loan Documents, a credit report of the Account Debtor and other documentation which is in compliance with the applicable state and federal laws and is otherwise in form and substance satisfactory to Lender;

(iii) the original Consumer Loan Documents evidencing such Receivable has been delivered to the Lender or Custodian in accordance with Section 3.3 hereof;

(iv) complies with all of the Underwriting Guidelines;

(v) represents a valid and binding obligation of the Account Debtor enforceable in accordance with its terms for the amount outstanding thereof without any offset, counterclaim or defense (whether actual or alleged);

(vi) complies in all respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations and all applicable state and federal usury laws;

(vii) all amounts and information appearing thereon or furnished to Lender in connection therewith are true and correct and undisputed by the Account Debtor thereon or any guarantor thereof;

(viii) the Account Debtor is not engaged in any litigation with any Related Party regarding the Receivable, including any action from a payment default;

(ix) neither the Receivable nor the Account Debtor is subject to or restricted by any receivership, insolvency or bankruptcy proceeding and the underlying vehicle securing such Receivables has been repossessed though the related Receivable is not more than 60 days delinquent;

(x) neither the Account Debtor thereon nor any guarantor thereof is employed by, related to or an Affiliate of any Related Party;

(xi) no condition exists that materially or adversely affects the value of the Receivables or jeopardizes any security therefor;

(xii) is not a renewal or extension of any Receivable previously ineligible hereunder, except as otherwise approved in writing by Lender;

(xiii) is not evidenced by a judgment or has not been reduced to judgment;

(xiv) is not a revolving line of credit;

(xv) the Account Debtor thereunder is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Code (i.e. Account Debtor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code and regulations promulgated thereunder);

(xvi) the Consumer Loan has been originated in a state approved by the Lender and payments under the Receivable are to be made in United States dollars;

(xvii) the Consumer Loan Documents evidencing the Receivable have not been modified, except with the prior written consent of Lender;

(xviii) the Custodian Deliverables with respect to such Receivable have been delivered to the Custodian with no exceptions having been noted by the Custodian;

(xix) the payment of the Receivable is secured by a first priority lien in the Account Debtor’s automobile or other vehicle, free and clear of any other liens or claims of other Persons (including without limitation, any mechanics’ lien or claim for work, labor or material affecting such vehicle) and for which the related Auto Title has been issued in such Account Debtor’s name; and

(xx) otherwise complies with the Additional Eligibility Requirements set forth on Section 1.A of Schedule A attached hereto.

 ERISA.  The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

FLOOR PLAN COLLATERAL.  The term “Floor Plan Collateral” shall mean those motor vehicles owned by the Borrower or any Corporate Guarantor, the acquisition of which were financed by the Borrower or such Corporate Guarantor from proceeds of a Floor Plan Financing, together with the proceeds and products of each such motor vehicle until such time as the advance for such motor vehicle has been paid by the Borrower or such Corporate Guarantor to the applicable Floor Plan Creditor pursuant to the terms of the related Floor Plan Financing.

FLOOR PLAN CREDITOR.  The term “Floor Plan Creditor” shall mean any creditor who finances the Floor Plan Collateral.

FLOOR PLAN FINANCING.  The term “Floor Plan Financing” shall mean, collectively, those loans and/or lines of credit obtained by the Borrower or any Corporate Guarantor from a Floor Plan Creditor and subject to an intercreditor agreement reasonably acceptable to Lender.

 GAAP.  The term “GAAP” shall mean generally accepted accounting principles and other standards as promulgated by the American Institute of Certified Public Accountants.

 GUARANTORS.  The term “Guarantors” shall mean all Persons who now or hereafter executes a guaranty agreement in favor of Lender with respect to all or any part of the Indebtedness, including without limitation, the Guarantors identified on Section 1.B of Schedule A attached hereto.

 GUARANTY AGREEMENT.  The term “Guaranty Agreement” shall mean a Guaranty executed by any Guarantor, in a form and substance approved by Lender.

 INDEBTEDNESS.  The term “Indebtedness” shall mean all amounts advanced hereunder by Lender to Borrower (including, without limitation, the Loan), together with all other amounts and liabilities owing to Lender by any Related Party or Guarantor under or pursuant to any of the Loan Documents, whether direct or indirect, absolute or contingent, now or hereafter existing.

 INTANGIBLE ASSETS.  The term “Intangible Assets” shall mean the property classified as intangible assets in accordance with GAAP, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames and copyrights.

 INTEREST EXPENSE.  The term “Interest Expense” shall mean, during the period of determination, the total interest expense of the Borrower and Corporate Guarantors, including, without limitation, all interest paid or accrued with respect to (a) the Loan and all other outstanding Indebtedness, and (b) the Subordinated Debt.

LENDER TRANSFEREE.  The term “Lender Transferee” shall mean any purchaser, transferee, absolute assignee or servicer of, or participant or investor in any sale, financing, participation or securitization of the Loan or any portion thereof.

 LEVERAGE RATIO.  The term “Leverage Ratio” shall mean, at any date of determination, (a) total liabilities of Borrower and the Corporate Guarantors (including the outstanding balance of the Indebtedness) less Subordinated Debt, (b) divided by the sum of the combined Tangible Net Worth for Borrower and the Corporate Guarantors plus Subordinated Debt.

 LIBOR LOAN.  The term “LIBOR Loan” means the Loan while it bears interest at a rate determined by reference to the LIBOR Rate.

 LIBOR RATE.  The term “LIBOR Rate” shall mean, at the time of determination thereof, a fluctuating rate of interest calculated on a daily basis equal to the one-month rate of interest appearing on Telerate Page 3750 (or any successor page) as the one-month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day.  If for any reason such rate is not available, “Libor Rate” shall mean the fluctuating rate of interest calculated on a daily basis equal to the one-month rate of interest appearing on Reuters Screen Page LIBO Page as the one-month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.  “Telerate Page 3750” means the British Bankers Association Libor Rates (determined as of 11:00 a.m. London time) that are published by Moneyline Telerate (or any successor thereto).  “Business Day” means a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits in London, England).

 LIBOR RATE CONVERSION.  The term “LIBOR Rate Conversion” shall have the meaning given to such term in Section 2.2(c) hereof.

 LIQUIDITY.  The term “Liquidity” shall mean, at any time of determination, the sum of (a) the combined cash balances of Borrower and Corporate Guarantors from all sources plus (b) Borrower’s availability under the Loan, at any time.

 LOAN.  The term “Loan” shall have the meaning given to such term in Section 2.1 hereof.

 LOAN DOCUMENTS.  The term “Loan Documents” shall mean this Agreement, Schedule A, each Guaranty Agreement, the Pledge Agreement, the Custodial Agreement, the Subordination Agreements and all other documents executed in connection with this Agreement, together with any and all renewals, amendments, restatements or replacements of such documents.

 LOCKBOX.  The term “Lockbox” shall mean that certain account set up at the Lockbox Bank to which the Borrower and each Corporate Guarantor shall direct all Account Debtors to mail all payments in connection with such Receivables, and from which all cash receipts shall be deposited into the Blocked Account.

 LOCKBOX AGREEMENT.  The term “Lockbox Agreement” shall have the meaning set forth in Section 3.8 hereof.

 LOCKBOX BANK.  The term “Lockbox Bank” shall have the meaning set forth in Section 3.8 hereof.

 MATERIAL ADVERSE EFFECT.  The term “Material Adverse Effect” or “Material Adverse Change” shall mean any event, condition or circumstance or set of events, conditions or circumstances or any change(s) which (a) has had or could reasonably be expected to have or result in any material adverse effect or material adverse change whatsoever upon or in the validity or enforceability of any Loan Document or Lender’s lien in the Collateral, (b) has been or could reasonably be expected or likely to be material and adverse to the value of any significant portion of the Eligible Receivables or the Collateral or the Eligible Receivables or the Collateral, taken as a whole, or to the business, operations, prospects, properties, assets, liabilities or financial condition of the Borrower or any Guarantor taken as a whole, or (c) has materially impaired or could reasonably be expected to materially impair the ability of Borrower or the Guarantors, taken as a whole, to pay the Indebtedness or to otherwise perform its obligations under the Loan Documents.

 MATURITY DATE.  The term “Maturity Date” shall have the meaning given to such term in Section 2.3(c) hereof.

 MAXIMUM RATE.  The term “Maximum Rate” shall mean the highest lawful and nonusurious rate of interest applicable to the Loan, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Loan and all other Indebtedness under the laws of the United States and the laws of such states as may be applicable thereto, that are in effect or, to the extent allowed by such laws, that may be hereafter in effect and that allow a higher maximum nonusurious and lawful interest rate than would any applicable laws now allow.

 NET INCOME.  The term “Net Income” shall mean with respect to any fiscal period, the net earnings of Borrower and Corporate Guarantors (excluding all extraordinary gains or nonrecurring income) before provision for income taxes for such fiscal period, all as reflected on the financial statements of Borrower and Corporate Guarantors supplied to Lender pursuant to Section 6.5 hereof.

 NOTE.  The term “Note” shall have the meaning set forth in Section 2.1(e) hereof.

 ORIGINAL LOAN AGREEMENT.  The term “Original Loan Agreement” shall have the meaning given to such term in the recitals hereto.

 PERIMETER.  The term “Perimeter” means Perimeter Investment Solutions, LLC, a Georgia limited liability company.

 PERMITTED LIENS.  The term “Permitted Liens” means (a) Liens in favor of Lender, (b) liens for unpaid taxes not yet due and payable, (c) purchase money Liens or the interests of lessors under capital leases to the extent that such liens or interests secure indebtedness permitted hereunder and so long as such lien attaches only to the asset purchased or acquired and the proceeds thereof, (d) liens arising in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers’ business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are being contested, (e) liens resulting from any judgment or award that is not an Event of Default hereunder, or (f) liens securing Floor Plan Financings.

 PERSON.  The term “Person” shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, joint venture, joint stock company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

 PLAN.  The term “Plan” shall mean any pension plan that is covered by Title IV of ERISA and with respect to which Borrower, the Corporate Guarantors or a Commonly Controlled Entity is an “Employer” as defined in section 3(5) of ERISA.

 PLEDGE AGREEMENT.  The term “Pledge Agreement” shall mean that certain Pledge Agreement executed by the owners of the equity interests of Borrower and each Corporate Guarantor, pledging 100% of the equity interests of  Borrower and each Corporate Guarantor to Lender, each in form and substance satisfactory to Lender.

 PRIME RATE.  The term “Prime Rate” shall mean the “Prime” rate of interest published each business day in The Wall Street Journal as the “Prime Rate”.  If more than one “Prime Rate” is published in The Wall Street Journal for a day, the highest of such “Prime Rates” shall be used.  In the event that The Wall Street Journal is no longer published or ceases to publish the “Prime Rate”, Lender may substitute another publication publishing the “Prime Rate”, reasonably acceptable to Lender.  In the event that “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, Lender may substitute another rate approximating the “Prime Rate” (and which substitute rate may be reasonably adjusted by Lender to the effect that such substitute rate will provide for an interest rate equivalent to the Stated Interest Rate which would have been effective if the “Prime Rate” were published).

 PRIME RATE CONVERSION.  The term “Prime Rate Conversion” shall have the meaning given to such term in Section 2.2(c) hereof.

 PRIME RATE LOAN.  The term “Prime Rate  Loan” means the Loan while it bears interest at a rate determined by reference to the Prime Rate.

 PROPERTY.  The term “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

 RECEIVABLES.  The term “Receivables” shall mean any and all indebtedness or obligations evidenced by a Consumer Loan now or hereinafter owned or held by any Related Party and in which Lender has been granted a first priority security interest therein.

 REDUCTIONS TO PRINCIPAL.  The term “Reductions to Principal” shall mean during the subject twelve (12) month period, the sum of the following during such period on all Consumer Loans: (a) the total cash collections of principal on Receivables; plus (b) the total charge-offs of principal on Receivables.

 RELATED PARTY.  The term “Related Party” shall mean, collectively, the Borrower, and each Corporate Guarantor.

 SCHEDULE A.  The term “Schedule A” shall mean the schedule executed in conjunction with this Agreement of even date herewith and attached hereto, as may be amended from time to time, upon written agreement of Lender and Borrower.

 STATED INTEREST RATE.  The term “Stated Interest Rate” shall have the meaning given to such term in Section 2.2 hereof.

 SUBORDINATION AGREEMENT.  The term “Subordination Agreement” shall mean a subordination and standstill agreement in a form and substance satisfactory to Lender in its sole and absolute discretion, entered into by all holders of Subordinated Debt.

 SUBORDINATED CREDITORS.  The term “Subordinated Creditors” shall mean those Persons identified on Section 1.D of Schedule A attached hereto and any other Person now or hereafter executing a Subordination Agreement.

 SUBORDINATED DEBT.  The term “Subordinated Debt” shall mean the aggregate amount of any indebtedness owing by any Related Party to the Subordinated Creditors or, to the extent explicitly approved in writing by Lender in Lender’s absolute and sole discretion, to Persons other than the Subordinated Creditors and Lender that by its terms is subordinated in all respects, including, but not limited to, the right of payment, to the prior payment in full of the Indebtedness.

 SUBSIDIARY.  The term “Subsidiary” shall mean any Person more than fifty percent (50%) of the outstanding ordinary voting shares or other equity interests (including, without limitation, fully-diluted ownership in the event any outstanding options or warrants may be exercised) of which is at the time directly or indirectly owned by Borrower, by itself or by one or more of its Subsidiaries.

 TANGIBLE NET WORTH.  The term “Tangible Net Worth” shall mean, at any time of determination, the amount by which the combined total assets (excluding Intangible Assets) of Borrower and the Corporate Guarantors exceeds the combined total liabilities (as determined consistent with GAAP) of Borrower and the Corporate Guarantors.

 UNDERWRITING GUIDELINES.  The term “Underwriting Guidelines” shall mean the Borrower’s and the Corporate Guarantors’ customary credit and underwriting guidelines as of the date hereof as set forth in the underwriting guidelines manual, a copy of which is attached hereto as Exhibit C, as such guidelines are amended from time to time; provided, that such amendments have been approved by Lender in writing in accordance with Section 6.2 (r) hereof.

 UNUSED PORTION.  The term “Unused Portion” shall mean, with respect to each month, an amount equal to the Maximum Amount of Revolving Credit Line minus the average daily outstanding balance of the Indebtedness for the calendar month immediately preceding the date of determination.

2. LOAN.

2.1 AMOUNT AND EVIDENCE OF LOAN

(a) Subject to the terms, covenants and conditions hereinafter set forth (including, without limitation, the terms set forth in Schedule 2.1 of Schedule A attached hereto), Lender agrees upon the Borrower’s request from time to time to make advances to Borrower (collectively, the “Loan”), in an aggregate amount not to exceed at any time outstanding the lesser of (i) the Maximum Amount of Revolving Credit Line as set forth in Section 2.1.A. of Schedule A attached hereto and subsection (f) below and (ii) the Availability on Eligible Receivables as set forth in Section 2.1.B. of Schedule A attached hereto; provided, however the maximum advance by Lender with respect to any individual Receivable shall not exceed 100.00% of the underlying vehicle's published NADA wholesale value at the time of sale.  Within the limits of this Section 2.1 hereof, Borrower may borrow, repay and re-borrow the advances.  All advances made hereunder shall be sent by Lender via wire transfer into the Deposit Account.

(b) Lender shall maintain, in accordance with its usual practice, electronic or written records evidencing the outstanding Indebtedness and obligations to such Lender, including without limitation the Indebtedness resulting from each Loan made by such Lender from time to time, and the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The entries made in the electronic or written records maintained pursuant to this Section 2.1 (the “Register”) shall be prima facie evidence of the existence and amounts of the Indebtedness and obligations therein recorded; provided, however, that the failure of the Lender to maintain such records or any error therein shall not in any manner affect the obligations of the Borrower to repay the Indebtedness or obligations in accordance with their terms.

(d) Lender will account to Borrower monthly with a statement of Loans under this Agreement, and any charges and payments made pursuant to this Agreement, and in the absence of manifest error, such accounting rendered by Lender shall be deemed final, binding and conclusive, unless Lender is notified by Borrower in writing to the contrary within fifteen (15) calendar days of receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.

(e) The Borrower agrees that:

(i) upon written notice by Lender to the Borrower that a promissory note or other evidence of indebtedness is requested by Lender to evidence the Indebtedness and obligations to Lender, including the Loans and other obligations owing or payable to, or to be made by, such Lender, the Borrower shall promptly (and in any event within three (3) Business Days of any such request) execute and deliver to Lender an appropriate promissory note or notes in form and substance reasonably acceptable to the Lender, payable to the order of Lender or in a principal amount equal to the amount of the Loans owing or payable to Lender (the “Notes”);

(ii) all references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued (and not returned to the Borrower for cancellation) hereunder, as the same may be amended, modified, divided, supplemented and/or restated from time to time; and

(iii) upon Lender’s written request, and in any event within three (3) Business Days of any such request, Borrower shall execute and deliver to Lender new Notes and/or divide the Notes in exchange for then existing Notes in such smaller amounts or denominations as Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new Notes shall not exceed the aggregate principal amount of the Notes outstanding at the time such request is made; and provided, further, that such Notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new Notes and returned to the Borrower within a reasonable period of time after Lender’s receipt of the replacement Notes.

2.2 INTEREST RATE.

(a) The Borrower agrees to pay interest in respect of the outstanding principal amount of each advance of the Loan, in arrears, from the date the proceeds thereof are made available to the Borrower (i.e., the date of funding) until paid, at a rate per annum equal to the “Stated Interest Rate” as set forth in Section 2.2 of Schedule A.  If Lender is ever prevented from charging or collecting interest at the rate set forth in Section 2.2 of Schedule A because interest at such rate would exceed interest at the Maximum Rate, then the Maximum Rate shall continue to be charged until the earlier to occur of (i) the date Lender has charged and collected the full amount of interest that would be chargeable and collectable if interest at the rate set forth in Section 2.2 of Schedule A had always been lawfully chargeable and collectible, and (ii) the date on which the principal balance of the Loan has been paid in full and Lender has no further commitments to make advances hereunder.

(b) Whenever, subsequent to the date of this Agreement, the Prime Rate or LIBOR Rate, as applicable, is increased or decreased, the Stated Interest Rate, as set forth in Section 2.2 of Schedule A, shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Prime Rate or LIBOR Rate, as applicable, on the day of such change (subject to the Maximum Rate).  The monthly interest due on the principal balance of the Loan outstanding shall be computed for the actual number of days elapsed during the month in question on the basis of a year consisting of three hundred sixty (360) days and shall be calculated by determining the average daily principal balance outstanding for each day of the month in question.  The daily rate shall be equal to 1/360th times the Stated Interest Rate (but shall not exceed the Maximum Rate).

(c) The Loan shall initially be a Prime Rate Loan.  Borrower shall have no right to request that the Loan be converted to a LIBOR Loan.  Lender shall have the option at any time, in its sole discretion, to convert the Prime Rate Loan to a LIBOR Loan (a “LIBOR Rate Conversion”).  Thereafter, Lender shall have the option at any time, in its sole discretion, to convert the LIBOR Loan back to a Prime Rate Loan (a “Prime Rate Conversion”).  In the event Lender elects to make a LIBOR Rate Conversion or a Prime Rate Conversion, Lender shall deliver written notice thereof to Borrower at least one Business Day prior to the effective date of such conversion.

2.3 PAYMENTS.

All payments shall be in U.S. Dollars and made by wire transfer or other method of electronic transfer.  All payments shall be wired to Bank of America, N.A., ABA# 026009593, Account Name: CapitalSource Funding LLC - SFG, Account Number:  003938703751, Reference: Just Right Auto Sales.  All payments received pursuant to this Agreement by wire transfer or other electronic transfer method, shall be applied to the Indebtedness on the day of actual receipt of such payment by Lender’s depository bank; provided, however, for purposes of calculating the interest due on the outstanding principal balance of the Loan, such payment is subject to a three (3) Business Day clearance period.  The Indebtedness shall be due and payable as follows:

(a) Accrued but unpaid interest on the Loans for each calendar month during the term hereof shall be due and payable, in arrears, on the first (1st) Business Day of the immediately succeeding calendar month.

(b) Costs, fees and expenses payable pursuant to this Agreement shall be due and payable by Borrower to Lender or to such other Person(s) designated by Lender in writing on demand; and

(c) The entire outstanding balance of the Indebtedness shall be due and payable, if not prepaid, on the Maturity Date as set forth in Section 2.3 of Schedule A attached hereto.

As set forth more fully in Section 4.4 hereof, Lender has the right to make and use advances to pay Lender for amounts due hereunder.

2.4 PAYMENT DUE ON A NON-BUSINESS DAY.

If any payment of the Indebtedness falls due on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day.

2.5 MANDATORY PAYMENTS

.  If at any time the amount advanced by Lender to Borrower exceeds the maximum amount of the Loan allowed pursuant to Section 2.1 hereof, Borrower shall immediately upon notice from Lender, repay to Lender an amount sufficient to eliminate such excess, or, at Lender’s option, assign and deliver additional Eligible Receivables sufficient for such purpose.

2.6 VOLUNTARY PREPAYMENTS

.

(a) Borrower may, at any time on or after August 4, 2008 (the “Initial Prepayment Date”), terminate financing under this Agreement and prepay the Indebtedness in full (a “Voluntary Termination”) by providing Lender with written notice (the “Termination Notice”) at least ninety (90) calendar days prior to the specific date upon which Borrower intends to cease financing hereunder and prepay the Indebtedness in full (the “Termination Date”).  After receipt of the Termination Notice, Lender may, in its sole and absolute discretion, cease making advances under this Agreement and all Indebtedness shall be immediately due and payable upon the earlier of the Maturity Date or the Termination Date, as applicable.  In connection with a Voluntary Termination, if Borrower does not pay and perform all Indebtedness on the Termination Date, Borrower may subsequently terminate financing under this Agreement only upon delivering to Lender a new Termination Notice and otherwise complying with this Section 2.6.  In connection with a Voluntary Termination, the Indebtedness owing and to be paid by Borrower to Lender on the Termination Date shall include as liquidated damages, not as a penalty, the amount of liquidated damages (“Liquidated Damages”) set forth in Section 2.6 of Schedule A attached hereto.  Notwithstanding any other provision of any Loan Document, no termination of financing under this Agreement shall affect Lender’s rights or any of the Indebtedness existing as of the Termination Date, and the provisions of the Loan Documents shall continue to be fully operative until the Indebtedness (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and indefeasibly paid in cash in full.  The liens granted to Lender under the Loan Documents and the financing statements filed pursuant thereto and the rights and powers of Lender thereunder shall continue in full force and effect notwithstanding the fact that Borrower’s borrowings hereunder may from time to time be in a zero or credit position until (a) all of the Indebtedness (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and indefeasibly paid in full in cash, and (b) financing under this Agreement has been terminated, as provided herein.

(b) The Borrower may terminate financing under this Agreement and prepay the Indebtedness prior to the Initial Prepayment Date if (1) Borrower has requested an increase in the Maximum Amount of Revolving Credit Line, (2) at the time such request is made, the Unused Portion is less than 10%, (3) no Default or Event of Default has occurred or is otherwise continuing, (4) the Lender has denied such request, (5) Borrower pays the balance of the Indebtedness in full, and (6) Borrower terminates financing under this Agreement and requests Lender to terminate Lender’s security interest in the Collateral.  If the Borrower prepays the Indebtedness pursuant to this Section 2.6(b), the Indebtedness prepaid shall include as liquidated damages, not as a pentalty, the following amounts: (i) during the period beginning on the date hereof and ending on the date which is six months thereafter (the “Initial Liquidation Period”), an amount equal to four percent (4%) of the Maximum Amount of Revolving Credit Line, and (ii) during the period beginning on the day immediately following the Initial Liquidation Period and ending on August 4, 2008, an amount equal to three percent (3%) of the Maximum Amount of Revolving Credit Line;

(c) The Borrower may terminate financing under this Agreement and prepay the Indebtedness in full prior to the Initial Prepayment Date if Lender sells, assigns or otherwise transfers all of its rights and duties as “Lender” under this Agreement to any other Person other than one of its Affiliates.  If the Borrower prepays the Indebtedness pursuant to this Section 2.6(c), the Indebtedness prepaid shall include as liquidated damages, not as a penalty, an amount equal to three percent (3%) of the Maximum Amount of Revolving Credit Line.

2.7 MAXIMUM INTEREST; CONTROLLING AGREEMENT

.  It is the intent of the parties to comply with all applicable state and federal usury laws (“Applicable Usury Law”). Accordingly, it is agreed that notwithstanding any provisions to the contrary in the Loan Documents, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall the Loan Documents or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.  In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the Loan, or (b) the maturity of the Indebtedness is accelerated in whole or in part, or (c) all or part of the principal or interest of the Loan Documents shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the Loan, would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other Person now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law, (3) all such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at Lender’s option, and (4) the effective rate of interest will be automatically reduced to the maximum amount of interest permitted by the Applicable Usury Law.  It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the Loan, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such Loan; and (y) in the event that the effective rate of interest on the Loan should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Lender from time to time so long as there remains any unpaid principal balance of the Loan, if and when the effective interest rate on the Loan otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the earlier to occur of (1) the date the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full, or (2) the date on which the principal amount of the Loan has been paid in full and Lender has no further commitments to make advances hereunder.  Borrower further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all Indebtedness regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

2.8 INTEREST AFTER DEFAULT

.  Upon the occurrence and during the continuation of a Default or an Event of Default, Borrower shall pay Lender interest on the daily outstanding balance of Borrower’s loan account at a rate per annum (the “Default Rate”) which is five percent (5.0%) in excess of the rate which would otherwise be applicable thereto pursuant to Section 2.2 and  Section 2.2 of Schedule A but not in excess of the Maximum Rate, such additional rate to be paid regardless of whether Lender declares a Default or Event of Default.

2.9 STATEMENT OF ACCOUNT

.  Within five (5) Business Days after each month, Lender shall provide Borrower with a statement of Borrower’s account, prepared from Lender’s records, which shall detail all interest, principal and expenses for such month, such statement to conclusively be deemed correct and accepted by Borrower unless Borrower gives Lender a written statement of exceptions within fifteen (15) Business Days after receipt of such statement.

2.10 APPLICATION OF PAYMENTS

.  The amount of all payments or amounts received by Lender with respect to the Indebtedness shall be applied to the extent applicable under this Agreement:  (i) first, to any late fees, examination fees and expenses, internal and external legal fees and expenses, collection fees and expenses and any other fees and expenses due to Lender hereunder; (ii) then, to accrued interest through the date of such payment, including any interest after Default in accordance with Section 2.8 of this Agreement; and (iii) last, the remaining balance, if any, to the unpaid principal balance of the Indebtedness; provided, however, while a Default or Event of Default exists under the Loan Documents, each payment hereunder shall be applied to amounts owed to Lender by Borrower as Lender in its sole discretion may determine.  In calculating interest and applying payments as set forth above:  (a) interest shall be calculated and collected through the date a payment is actually applied by Lender under the terms of this Agreement; (b) interest on the outstanding balance shall be charged during any grace period permitted hereunder; (c) at the end of the first Business Day of each month, all accrued and unpaid interest and other charges provided for hereunder for the previous month shall be added to the principal balance of the Loan; and (d) to the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower’s benefit that is subsequently invalidated, set aside or required to be repaid to any other Person, then, to such extent, the obligations intended to be satisfied shall be revived and continue as if each payment or proceeds had not been received by Lender and Lender may adjust the outstanding balance of the Indebtedness as Lender, in its sole discretion, deems appropriate under the circumstances.

2.11 COMMITMENT FEE AND UNUSED LINE FEE

.  Pursuant to Section 4.1(h) hereof, the Borrower shall pay to the Lender a commitment fee (the “Commitment Fee”) as set forth in Section 4.1 of Schedule A attached hereto.  The Borrower shall pay to the Lender a monthly unused line fee (the “Unused Line Fee”) as set forth in Section 2.11 of Schedule A attached hereto.

2.12 INCREASED COSTS

.  In the event that after the date of this Agreement, any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by Lender (for purposes of this Section 2.12, the term “Lender” shall include Lender and any corporation or bank controlling Lender) and the office or branch where Lender (as so defined) makes or maintains the Loan with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject Lender to any tax of any kind whatsoever with respect to this Agreement or any other Loan Document or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any other Loan Documents (except for changes in the rate of tax on the overall net income of Lender by the jurisdiction in which it maintains its principal office); or

(b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Loan Document;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining the Loan  as a LIBOR Loan hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any LIBOR Loan by an amount that Lender deems to be material, then, in any case Borrower shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be; provided, that the foregoing shall not apply to increased costs which are reflected in the LIBOR Rate; provided, further, that Borrower shall not be required to pay Lender for any amounts under this Section 2.12 which accrued more than ninety (90) days prior to the date Lender notified Borrower of such increased costs.  Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

2.13 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR.

  In the event that Lender shall have determined that:

(a) reasonable means do not exist for ascertaining the LIBOR Rate for any LIBOR Loan;

(b) dollar deposits for one month are not available in the London interbank Eurodollar market; or

(c) any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection the term “Lender” shall include the office or branch where Lender or any corporation or bank controlling such Lender makes or maintains any LIBOR Loans) to make or maintain the LIBOR Loan;

then Lender shall give Borrower prompt written, telephonic or telegraphic notice of such determination.  If such notice is given, the Loan, if it is a LIBOR Loan, shall be converted into a Prime Rate Loan.

2.14 RIGHT OF FIRST REFUSAL

.  Borrower hereby agrees that in the event (a) Borrower receives a bona fide, written offer from any third party to provide working capital financing or other type of financing against or based upon the Receivables (“Refinancing Offer”), (b) the terms of the Refinancing Offer are acceptable to Borrower, and (c) Borrower desires to accept the Refinancing Offer from the offeror (“Offeror”), Borrower will immediately advise Lender in writing of the Refinancing Offer, including the identity of the Offeror, the complete terms and conditions of the Refinancing Offer and a copy of the Refinancing Offer.  Borrower agrees not to accept the Refinancing Offer from the Offeror until at least ten (10) Business Days after Lender’s receipt of the foregoing items (the “Offer Matching Period”).  Borrower further agrees that in the event Lender delivers a written commitment letter which (i) matches the terms set forth in the Refinancing Offer within the Offer Matching Period, and (ii) agrees to close such refinancing within thirty (30) days from the date Borrower signs such commitment letter, Borrower will not accept the Refinancing Offer from the Offeror and accept the Refinancing Offer from Lender.  In the event Lender is not prepared to close such refinancing (and the cause thereof is not Borrower’s refusal to cooperate or provide information or documentation reasonably requested by Lender in connection with such refinancing) within thirty (30) days after the expiration of the Offer Matching Period, Borrower may close on the Refinancing Offer with the original offer within sixty (60) days after the expiration of the Offer Matching Period (subject to the payment of any Liquidated Damages due under the terms hereof).

   If at any time prior to the Maturity Date, Borrower applies or otherwise seeks financing from any Person under a program sponsored by the United States Housing and Urban Development (each a "HUD Application"), Borrower agrees that Lender and/or its Affiliates shall have the exclusive right to provide and arrange Borrower's financing obtained in connection with such HUD Application.

If Lender sells, assigns or otherwise transfers all of its rights and duties as “Lender” under this Agreement to any other Person, other than to one of its Affiliates, the provisions contained in this Section 2.14 shall automatically terminate and be of no further force or effect.

2.15 CAPITAL ADEQUACY.

(a) In the event that Lender shall have determined that any change after the date of this Agreement in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section 2.15, the term “Lender” shall include Lender and any corporation or bank controlling Lender) and the office or branch where Lender (as so defined) makes or maintains the LIBOR Loan with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency  (all of the foregoing being hereinafter referred to collectively as a “Change of Law”), has or would have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrower shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction; provided, however, that Borrower shall not be require to pay Lender for any amounts under this Section 2.15 which accrued more than ninety (90) days prior to the date Lender notified Borrower of such Change of Law.  In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods.  The protection of this Section 2.15 shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

(b) A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to the preceding subsection (a) hereof when delivered to Borrower shall be conclusive absent manifest error.

3. SECURITY.

3.1 SECURITY INTEREST

.

(a) To secure the prompt payment to Lender of the Indebtedness and any and all other obligations now existing or hereafter arising owed by any Related Party to Lender under the Loan Documents, each Related Party hereby irrevocably grants to Lender a first priority (other than with respect to Floor Plan Collateral) and continuing security interest in and to all of such Related Party’s accounts, general intangibles, deposit and other bank accounts wherever maintained and established (including, without limitation, the Blocked Account), chattel paper, instruments, documents, investment property, inventory, equipment, fixtures, all books and records related to the foregoing, and all other types of property, including, without limitation, the following property of such Related Party, whether now owned or existing or hereafter acquired or arising and wheresoever located (collectively, the “Collateral”):

(i) All right, title and interest of such Related Party in and to the Receivables and the underlying Consumer Loan Documents and Consumer Loans;

(ii) All right, title and interest of such Related Party in and to all other property whether now or hereafter owned, acquired or held by such Related Party which secure (or constitute collateral for) any of the Consumer Loan Documents or other instruments or agreements which evidence any of the Receivables, including without limitation, all right, title and interest in and to all financing statements perfecting such security interests in any of the foregoing;

(iii) All right, title and interest of such Related Party in and to all financing statements perfecting the security interests of any of the foregoing;

(iv) All right, title and interest of such Related Party in and to all guaranties and other instruments by which any Person guarantees the payment or performance of the Receivables;

(v) All right, title and interest of such Related Party in and to all insurance policies pertaining to or obtained by Account Debtor or such Related Party in connection with, or arising out of, any Consumer Loan Document;

(vi) All right, title and interest of such Related Party in and to all commitments and other agreements to purchase any Receivables;

(vii) All right, title and interest of such Related Party in and to all collections on, and proceeds of or from, any and all of the foregoing (hereafter collectively called “Collections”);

(viii) All files, surveys, certificates, correspondence, appraisals, computer programs, software, tapes, discs, cards, accounting records, and other records, information, and data of such Related Party relating to the Receivables (including all information, data, programs, tapes, discs and cards necessary to administer and service such Receivables);

(ix) All contract rights, accounts, rights to payment of money, and general intangibles, relating to such documents and contracts described in subparagraph (i) through (viii) above and as to all such Collateral described in subparagraph (i) through this subparagraph (ix) whether now existing or hereafter at any time acquired or arising;

(x) All now existing or hereafter arising rights to service, administer and/or collect Consumer Loans and all rights to the payment of money on account of such servicing, administration and/or collection activities;

(xi) All present and hereafter acquired inventory (including, without limitation, all raw materials, work in process and finished goods);

(xii) All equipment of whatsoever kind or character now or hereafter owned by such Related Party;

(xiii) All monies, securities and property, now or hereafter held, received by, or entrusted to, in the possession or under the control of Lender or a bailee of Lender and all investment property now or hereafter owned by such Related Party;

(xiv) All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies (including but not limited to claims paid and premium refunds); and

(xv) All books and records (including, without limitation, customer lists, credit files, tapes, ledger cards, computer software and hardware, electronic data processing software, computer printouts and other computer materials and records) of such Related Party evidencing or containing information regarding any of the foregoing.

3.2 FINANCING STATEMENTS AND FURTHER ASSURANCES

.  Each Related Party hereby authorizes Lender to file UCC-1 Financing Statements with respect to the Collateral, and any amendments or continuations relating thereto, without the signature of such Related Party and hereby ratifies, confirms and consents to any such filings made by Lender prior to the date hereto.  Each Related Party hereby agrees to execute any additional documents or financing statements which Lender deems necessary in its reasonable discretion in order to evidence Lender’s security interest in the Collateral.  No Related Party shall allow any financing statement to be on file in any public office covering any Collateral, proceeds thereof or other matters.

3.3 DELIVERY OF RECEIVABLES

.  Borrower and each other Related Party hereby agrees to deliver to the Custodian the original Consumer Loan Documents evidencing each Receivable owned or held by such Related Party, together with all other Custodian Deliverables, within five (5) Business Days after the Consumer Loan evidenced by such Consumer Loan Document is made by Borrower or such Related Party to the subject Account Debtor.  All Receivables shall, regardless of their location, be deemed to be under Lender’s dominion and control (with files so labeled) and deemed to be in Lender’s possession.

3.4 FAILURE TO DELIVER

.  Failure to deliver physical possession of any original Consumer Loan Documents in respect of any Receivable to Lender shall not invalidate Lender’s security interest therein.  To the extent that possession may be required by applicable law for the perfection of Lender’s security interest, the original chattel paper, promissory notes, installment contracts and instruments representing the Receivables shall be deemed to be held by Lender, although kept by the applicable Related Party as the custodial agent of Lender.

3.5 NOTICE OF COLLATERAL ASSIGNMENT

.  All Consumer Loan Documents representing or evidencing a Receivable shall contain (by way of stamp or other method satisfactory to Lender) the following language: “THIS DOCUMENT IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF, AND PLEDGED AS COLLATERAL TO, CAPITALSOURCE FINANCE LLC.”

3.6 RECORDS AND INSPECTIONS

.  Borrower and each other Related Party shall at all times keep complete and accurate records pertaining to the Collateral, which records shall be current on a daily basis and located only at the locations set forth in Section 5.1.B. of Schedule A attached hereto.  Lender by or through any of its officers, agents, employees, attorneys or accountants, shall have the right to enter any such locations, at any reasonable time or times during regular business hours, for so long as Lender may desire, to inspect the Collateral and to inspect, audit and make extractions or copies from the books, records, journals, orders, receipts, correspondence or other data relating to the Collateral or this Agreement.

3.7 COLLECTION

.  Subject to the terms of Section 3.9 hereof, each Related Party agrees at its own expense to promptly and diligently collect each installment or other payment due on all Receivables in trust for the exclusive account of Lender, and each Related Party agrees to hold Lender harmless from any and all loss, damage, penalty, liability, fine or expense arising from such collection by the respective Related Party or its agents and to faithfully account therefor to Lender.  Upon the occurrence of a Default or Event of Default, Lender expressly retains the unqualified right at any time it so elects to collect the Receivables directly.

3.8 BLOCKED ACCOUNT/LOCK-BOX AGREEMENT

.  Lender shall establish and maintain the Blocked Accounts with one or more banks (the “Blocked Account Banks”).  Borrower shall ensure that all collections of Receivables by any Related Party and the proceeds of all other Collateral are deposited by such Related Party into the appropriate Blocked Account within one (1) Business Day of receipt thereof.  The depository bank shall have no lien upon, or right of set off against, the Blocked Account or in any cash, checks, items, wires or other funds from time to time on deposit therein, and on a weekly basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as Lender may from time to time designate for such purpose.  Each Related Party hereby confirms and agrees that all amounts deposited in such Blocked Accounts and any other funds received and collected by Lender, whether as proceeds of Collateral or otherwise, shall constitute Collateral.  Notwithstanding and without limiting any other provision of this Agreement or any of the other Loan Documents, Lender shall apply, on a daily basis, all funds transferred into the Blocked Account and this Section 3.8 as set forth in Section 2.10 hereof.  Each Related Party acknowledges and agrees that compliance with the terms of this Section 3.8 is an essential term of this Agreement, and that, in addition to and notwithstanding any other rights Lender may have hereunder, under any other Loan Document, under applicable law, at equity or otherwise, upon each and every failure by any Related Party to comply herewith Lender shall be entitled to assess a non-compliance (not to exceed the Maximum Rate) fee which shall operate to increase the Stated Interest Rate by two percent (2.0%) per annum during any period of non-compliance (not to exceed the Maximum Rate).  Lender shall be entitled to assess such fee whether or not a Default or an Event of Default occurs or is declared, provided, that nothing in this Agreement shall prevent Lender from considering any failure to comply with the terms of this Section 3.8 to be an Event of Default.  All funds transferred to the Blocked Account for application to the Indebtedness shall be applied to reduce the Indebtedness, but, for purposes of calculating interest hereunder, shall be subject to a three (3) Business Day clearance period.  If as the result of collections of Accounts or Receivables or proceeds of other Collateral pursuant to the terms and conditions of this Section 3.8 a credit balance exists with respect to the Blocked Account, such credit balance shall not accrue interest in favor of any Related Party, but shall be available to Borrower in accordance with the terms of this Agreement.  Upon Lender’s request any time hereafter, Borrower agrees to establish and maintain a Lockbox Account with a bank acceptable to Lender and to execute with such bank a Lockbox Agreement acceptable to Lender in its sole discretion.  Thereafter, Borrower shall ensure that all collections of Receivables by any Related Party with the proceeds of other Collateral are paid directly by the Account Debtors to the Lockbox Account.  To the extent that any Receivables collections or other proceeds of Collateral are not sent directly to the appropriate Lockbox Account but are received by a Related Party, such collections and proceeds shall be held in trust for the benefit of Lender and immediately remitted via overnight mail to the Borrower for deposit by the Borrower within one (1) Business Day of receipt thereof, in the form received, to the Lockbox Account.

3.9 PROTECTION OF RECEIVABLE RECORDS

.  Each Related Party hereby agrees to take the following protective actions to prevent destruction of the Collateral and records pertaining to such Collateral:  (i) if any Related Party  maintains its Collateral records on a manual system such records shall be kept in a fire proof cabinet or on no less than a monthly basis, a record of all payments on Receivables and all other matters relating to the Collateral shall be placed in an off-site safety deposit box (and Lender shall have access to such safety deposit box); or (ii) if the Collateral records are computerized, each Related Party agrees to create a tape or diskette “back-up” of the computerized information and to provide Lender with a tape or diskette copy of such “back-up” information (i) prior to the initial advance described in Section 4.1 hereof, and (ii) on the first day of each month following the said initial advance.

3.10 USE OF PROCEEDS

(a) .  Borrower shall use the proceeds of the Loan (i) for the purchase or generation of Receivables and/or inventory by any Related Party, (ii) for payments to the Lender and (iii) for general corporate purposes.  In no event shall any Loan be used directly or indirectly by any Person for personal, family or household purposes.

3.11 RETURN OF COLLATERAL

.  Upon the payment in full of any Receivable to which the written documents evidencing such Receivable are held by the Custodian or Lender (if any), Borrower shall submit all requests for the return of such documents pursuant to the “Request For Return of Collateral” form, a copy of which is attached hereto as Exhibit “B” and Lender shall return (or cause Custodian to return) such documents within five (5) Business Days after receipt of the Request For Return of Collateral.

3.12 LENDER’S PAYMENT OF CLAIMS

.  Lender may, in its sole discretion, discharge or obtain the release of any security interest, lien, claim or encumbrance asserted by any Person against (i) the Receivables, and (ii) all other Collateral if the aggregate amount of such security interest, lien, claim or encumbrances on such other Collateral is greater than $10,000; provided, however, if an Event of Default has occurred and is continuing, the Lender may discharge or obtain the release of any security interest, lien, claim or encumbrance asserted by any Person against all Collateral regardless of the amount of such security interest, lien, claim or encumbrance.  All sums paid by Lender in connection with this Section 3.12 shall be payable, on demand, by Borrower to Lender and shall be a part of the Indebtedness.

3.13 SALE OF COLLATERAL

.  Except with respect to (a) the sale of automobiles in the ordinary course of business, (b) dispositions of surplus, worn out or obsolete equipment, and (c) sales of past-due Receivables for purposes of collection, no Related Party shall pledge, encumber, sell or assign any Collateral (including, without limitation, any Consumer Loans or Consumer Loan Documents) without the prior written consent of Lender.

3.14 SUBORDINATION

.  Each Related Party, for value received, hereby unconditionally subordinates all indebtedness and obligations now or hereafter owing between Related Parties (the “Related Party Subordinated Debt”) in right of payment to the prior indefeasible payment in full of all Indebtedness.  Each Related Party may pay, and each Related Party may receive, payments of (i) accrued but unpaid interest owing under the Related Party Subordinated Debt and (ii) payments of principal on the Related Party Subordinated Debt, provided with respect to (i) or (ii) above, that at the time of making such payment and immediately after giving effect to such payment no Default or Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of a Default or an Event of Default, no Related Party shall demand, attempt to receive, or receive, and such Related Party hereby agrees not to demand, attempt to receive or receive, any payments of interest or principal on the Related Party Subordinated Debt or any portion thereof whether from the Borrower or any other Related Party obligated on the Related Party Subordinated Debt.  If any such payments are received by a Related Party in violation of this Section 3.14, (i) such Related Party will hold such payments in trust for Lender in the same medium in which received, (ii) such Related Party will not commingle the same with any of its assets, and (iii) such Related Party will deliver the same to Lender, in the form received, properly endorsed to permit collection, not later than the next Business Day following the day of such Related Party’s receipt thereof.

4. CONDITIONS OF CLOSING; SUBSEQUENT ADVANCES.

4.1 INITIAL ADVANCE

.  The obligation of Lender to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions prior to the initial advance hereunder:

(a) Loan Documents.  Lender shall have received each of the following Loan Documents:  (i) this Amended and Restated Loan and Security Agreement executed by the respective parties; (ii) Schedule A to Loan and Security Agreement executed by the respective parties; (iii) the Guaranty Agreements executed by the Guarantors; (iv) the Pledge Agreements; (v) the Custodian Agreement, (vi) all other Loan Documents, and (vii) such other documents, instruments and agreements in connection herewith as Lender shall require, executed, certified and/or acknowledged by such parties as Lender shall designate;

(b) Charter Documents.  Lender shall have received copies of the charter and other organizational documents, as amended, modified or supplemented to the date hereof, of Borrower, Perimeter and each Corporate Guarantor certified by the applicable Secretary of State of the State of organization and the Secretary of Borrower, Perimeter and each Corporate Guarantor no later than thirty (30) days prior to the date hereof;

(c) Good Standing.  Lender shall have received a certificate of corporate status with respect to Borrower, Perimeter and each Corporate Guarantor, dated within thirty (30) days of the date hereof, by the Secretary of State of the state of incorporation of Borrower, Perimeter and each Corporate Guarantor, which certificate shall indicate that Borrower, Perimeter and each Corporate Guarantor is in good standing in such state;

(d) Foreign Qualification. Lender shall have received certificates of corporate status with respect to Borrower, Perimeter and each Corporate Guarantor, each dated within thirty (30) days of the date hereof, issued by the Secretary of State of each state in which such Person’s failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, indicating that such Person is in good standing;

(e) Authorizing Resolutions and Incumbency.  Lender shall have received a certificate from the Secretary of Borrower, Perimeter and each Corporate Guarantor attesting to (i) the adoption of resolutions of each respective Board of Directors authorizing the execution and delivery of this Agreement and the other Loan Documents to which each is a party, and authorizing specific officers of Borrower, Perimeter and each Corporate Guarantor to execute same, and (ii) the authenticity of original specimen signatures of such officers;

(f) Borrowing Base Certificate.  Lender shall have received an initial Borrowing Base Certificate in the form and substance of Exhibit “A”, attached hereto, executed by an Authorized Representative of Borrower, at least three (3) Business Days prior to the date of the requested initial advance;

(g) UCC-1’s.  Lender shall have received evidence of its filing as to financing statements and other filings in such jurisdictions as it shall determine;

(h) Fees.  Borrower shall have paid all fees payable by it as of the date hereof pursuant to this Agreement (such fees shall include, without limitation the Commitment Fee as set forth in Section 4.1 of Schedule A attached hereto and all reasonable fees and expenses incurred by Lender (i) to outside parties in connection with the capital analysis of the Loan and each Related Party, (ii) in connection with its own analysis of the Loan and the Related Parties, and (iii) all fees and expenses of Lender’s internal and external attorneys in connection with the preparation of the Loan Documents and the closing of the Loan governed by this Agreement;

(i) Opinion of Counsel.  Lender shall have received an opinion of the legal counsel of the Borrower and Guarantors covering such matters as Lender shall determine in its reasonable sole discretion;

(j) Solvency Certificate.  A signed certificate from the duly elected Chief Financial Officer of Borrower and the Corporate Guarantors concerning the solvency and financial condition of Borrower and such Corporate Guarantors, in form and substance acceptable to Lender;

(k) Subordination Agreements.  Lender, Borrower and each Subordinated Creditor have entered into a Subordination Agreement in a form and substance acceptable to Lender;

(l) Records.  Lender shall have received the tape or diskette of computerized information required by Section 3.9 hereof.

(m) Borrower’s Operating Procedures.  Lender shall have received and approved the Borrower’s Operating Procedures (as such term is defined in Section 6.3) hereof.

(n) Officer’s Certificate. Lender shall have received an executed Officer’s Certificate of the Borrower, Perimeter and each Corporate Guarantor, satisfactory in form and substance to the Lender, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Borrower is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

(o) Custodian Deliverables.  The Custodian shall have received the Custodian Deliverables with respect to each Receivable.

(p) Custodian Agreement.  Lender shall have received the Custodian Agreement, duly executed by all parties thereto.

(q) Guaranty Agreements.  Lender shall have received the signed Guaranty Agreements, duly executed by Jim Schrull, Perimeter and the Corporate Guarantors, respectively.

(r) Pledge Agreements.  Lender shall have received the signed Pledge Agreement, duly executed by Jim Schrull, Perimeter and Borrower and all holders of equity interest under Section 6.1(r).

(s) Life Insurance.  Lender shall have received (a) an Assignment of the Life Insurance Policy required under Section 6.1(t) hereof, acknowledged by the issuer of such policy, and (b) a copy of the life insurance policy relating thereto, all in form and substance satisfactory to Lender.

(t) Post Closing Agreement.  Lender shall have received a Post Closing Agreement signed by Borrower, in form and substance satisfactory to Lender.

(u) Other Matters.  All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded and shall be in form and substance satisfactory to Lender and its counsel.

4.2 SUBSEQUENT ADVANCES

.  The obligation of Lender to make any advance hereunder (including the initial advance) shall be subject to the further conditions precedent that, on and as of the date of such advance:  (a) the representations and warranties of Perimeter and each Related Party set forth in this Agreement and any other Loan Document shall be accurate in all material respects, before and after giving effect to such advance or issuance and to the application of any proceeds thereof, except to the extent that such representations and warranties expressly relate to a specific date, in which case they shall have been accurate in all material respects as of such specified date; (b) no Default or Event of Default has occurred and is continuing, upon notice to Borrower, or would result from such advance or issuance or from the application of any proceeds thereof; (c) no Material Adverse Change has occurred in Borrower’s, Perimeter’s or any Corporate Guarantor’s business, operations, financial condition, or assets or in the prospect of repayment of the Indebtedness; (d) Lender shall have reviewed and approved the Consumer Loans which will become Eligible Receivables; (e) Lender shall have received a Borrowing Base Certificate in the form and substance of Exhibit “A” attached hereto from Borrower executed by an Authorized Representative of Borrower, at least five (5) Business Days prior to the date of the requested advance; (f) Custodian shall have received at least five (5) Business Days prior to the date of the requested advance the Custodian Deliverables with respect to each Receivable covered by the Borrowing Base Certificate delivered by Borrower with the subject advance request; (g) Lender shall have received a Custodian Certificate from Custodian at least three (3) Business Days prior to the date of the requested advance certifying that Custodian has received the items in clause (f) of this Section 4.2; and (h) Lender shall have received such other approvals, opinions or documents as Lender shall reasonably request.

4.3 ALL ADVANCES TO CONSTITUTE ONE LOAN

.  All evidences of credit, loans and advances made by Lender to Borrower under this Agreement and any other documents or instruments executed in connection herewith shall constitute one loan, and all indebtedness and obligations of Borrower to Lender under this Agreement and all other such documents and instruments shall constitute one general obligation secured by Lender’s security interest in all of the Collateral and by all other security interests, liens, claims and encumbrances heretofore, now, or at any time or times hereafter granted by any Related Party to Lender.

4.4 ADVANCES

.  Lender shall have the right in Lender’s discretion, subject to availability hereunder on behalf of and with notice to Borrower, to make and use advances to pay Lender for any amounts due to Lender pursuant to this Agreement or otherwise.

5. REPRESENTATIONS AND WARRANTIES.

5.1 REPRESENTATIONS AND WARRANTIES

.  To confirm the Lender’s understanding concerning Related Parties and their businesses, properties and obligations and to induce Lender to ender into this Agreement and to extend credit hereunder, each Related Party hereby continuously represents and warrants to Lender as follows:

(a) Each Related Party is a limited partnership, corporation or limited liability company, as applicable, duly incorporated or organized, validly existing and in good standing under the laws of the state of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in all states where such qualification is required, has all necessary company power and authority to enter into this Agreement and each of the other Loan Documents to which it is a party and to perform all of its obligations hereunder and thereunder.

(b) Each Related Party operates its business only under the assumed names as set forth in Section 5.1A. of Schedule A and has not used any other assumed name for the operation of its business activities for the previous five (5) years.

(c) Each Related Party has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each Loan Document to which it is a party and this Agreement and each other Loan Document to which each Related Party is a party are the legal, valid and binding obligations of such Related Party and are enforceable against such Related Party in accordance with their terms.

(d) Each Guarantor not a Related Party is competent to enter into the respective Guaranty Agreement and to perform all of such Guarantor’s obligations thereunder.

(e) The execution, delivery and performance by Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is a party does not and shall not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or such Guarantor; (ii) as applicable, violate any provision of its articles of incorporation or organization, certificate of organization or formation, bylaws, limited liability company agreement,  operating agreement or other charter documents; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or such Guarantor is a party or by which it or any of its assets or properties may be bound or affected; and none of Borrower nor any Guarantor is in default of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(f) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by Borrower or any Guarantor of this Agreement or any other Loan Document or for the valid consummation of the transactions contemplated by this Agreement or any other Loan Document.

(g) No event has occurred and is continuing which constitutes a Default or an Event of Default.  There is no action, suit, proceeding or investigation pending or threatened against or affecting Borrower or any Guarantor before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby or by the other Loan Documents, or that might result in any Material Adverse Change in the businesses, assets, properties or financial conditions of Borrower or any Guarantor.

(h) Neither Borrower nor any Guarantor is in default in the payment of any taxes levied or assessed against either of them or any of their assets or properties, except for taxes being contested in good faith and by appropriate proceedings.

(i) Each Borrower and each Guarantor have good and marketable title to their assets and properties.

(j) Each of the financial statements furnished to Lender by the Borrower and Guarantors were prepared in accordance with GAAP (or such other accounting method as the Lender may agree to in writing) and fairly and accurately reflects their financial condition as of the date hereof, and each hereby certifies that there have been no Material Adverse Changes in their condition, financial or otherwise, since the date of such statements, and there are no known contingent liabilities not provided for or disclosed in such statements.

(k) Neither this Agreement, any Borrowing Base Certificate nor any statement or document referred to herein or delivered to Lender by Borrower or Guarantors, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading.

(l) Borrower (and, to the extent held or owned by any other Related Party, such Related Party) has good, indefeasible and merchantable title to and ownership of the Consumer Loan Documents and the other Collateral, free and clear of all liens, claims, security interests and encumbrances, except (i) Permitted Liens, (ii) those of Lender and (iii) liens, claims, charges, security interests and encumbrances that are removed contemporaneously with the execution of this Agreement or are subordinate to those of Lender pursuant to the terms of the Subordination Agreements, in a form and substance acceptable to Lender.

(m) All books, records and documents relating to the Collateral are and shall be genuine and in all respects what they purport to be; the original amount and the unpaid balance of each Receivable shown on the books and records of any Related Party and in the schedules represented as owing by each Account Debtor is and shall be the correct amount actually owing or to be owing by such Account Debtor at maturity; to the best of Related Parties’ knowledge, each Account Debtor liable upon the Receivables has and shall have capacity to contract; no Related Party has any knowledge of any fact which would impair the validity or collectibility of any of the Receivables; and the payments shown to have been made by each Account Debtor on the books and records of any Related Party shall reflect the amounts of and dates on which said payments were actually made.

(n) As of the date hereof, each Related Party has places of business only at the locations as set forth in Section 5.1.B. of Schedule A attached hereto.  No Related Party shall begin or do business (either directly or through Subsidiaries) at other locations or cease to do business at any of the above locations or at such Related Party’s principal place of business without first notifying Lender.

(o) The present value of all benefits vested under all Plans of any Related Party or any Commonly Controlled Entity (based on the assumptions used to fund the Plans) did not, as of the last annual valuation date (which in case of any Plan was not earlier than December 31, 1982) exceed the value of the assets of the Plans applicable to such vested benefits.

(p) The liability to which any Related Party or any Commonly Controlled Entity would become subject under Sections 4063 or 4064 of ERISA if such Related Party or any Commonly Controlled Entity were to withdraw from all Multi-employer Plans or if such Multi-employer Plans were to be terminated as of the valuation date most closely preceding the date hereof, is not in excess of One Thousand Dollars ($1,000.00).

(q) No Related Party is engaged nor shall it engage, principally or as one of its important activities, in a business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulations U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  No part of the proceeds of any advances hereunder shall be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.  All of the outstanding securities or other equity interests of each Related Party have been offered, issued, sold and delivered in compliance with, or are exempt from, all federal and state laws and rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

(r) No Related Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(s) Each of the Exhibits and Schedules to this Agreement contain true, complete and correct information in all material respects.

(t) To the best of Related Parties’ knowledge, the land and improvements owned or leased by any Related Party for use in its business operations are free of dangerous levels of contaminates, oils, asbestos, radon, PCB’s, hazardous substances or waste as defined by federal, state or local environmental laws, regulations or administrative orders or other materials, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority, except where such presence would not reasonably be expected to have a Material Adverse Effect.

(u) Each Related Party is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of each Related Party’s assets, at fair saleable valuation, exceeds the sum of its liabilities.  No Related Party shall be rendered insolvent by the execution and delivery of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby and the capital remaining in each Related Party is not now and shall not foreseeably become unreasonably small to permit such Related Party to carry on its business and transactions and all businesses and transactions in which it is about to engage.  No Related Party intends to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

(v) Lender has a first-priority, perfected security interest in favor of Lender in all of Related Parties’ right, title and interest in the Collateral (other than the Floor Plan Collateral, as to which Lender has a perfected security interest), prior and superior to any other security interest or lien.

(w) There are no material actions, suits or proceedings pending, or threatened against or affecting the assets of either Borrower or any Guarantor or the consummation of the transactions contemplated hereby or by any other Loan Document, at law, or in equity, or before or by any governmental authority or instrumentality or before any arbitrator of any kind, except as set forth on Section 5.1.C. of Schedule A attached hereto.  Neither Borrower nor any Guarantor is subject to any judgment, order, writ, injunction or decree of any court or governmental agency, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  There is not a reasonable likelihood of an adverse determination of any pending proceeding which would, individually or in the aggregate, have a Material Adverse Effect on the business operations or financial condition of Borrower or any Guarantor.

(x) No Related Party owns or licenses any patents, trademarks or copyrights that have been registered with any governmental authority, except as set forth in Section 5.1.D of Schedule A attached hereto.

(y) Section 5.1.E. of Schedule A attached hereto correctly and completely sets forth each Related Party’s (i) legal name in its state of organization, (ii) state of organization, (iii) Federal Tax Identification Number, (iv) chief executive office, (v) prior names used in the last five (5) years (including, such names of such Related Party’s predecessors in interest as a result of a merger or consolidation) and (vi) charter or other similar number for such Related Party in its state of organization.

5.2 REPRESENTATIONS AND WARRANTIES AS TO RECEIVABLES

.  With respect to Receivables, each Related Party continuously warrants and represents to Lender that during the term of this Agreement and so long as any of the Indebtedness remains unpaid:  (i) in determining which Receivables are “Eligible Receivables,” Lender may rely upon all statements or representations made by each Related Party; and (ii) those Receivables designated as Eligible Receivables meet each of the following requirements below at the time any request for advance is provided to Lender:

(a) The Receivables are genuine; are in all respects what they purport to be; and the Consumer Loan Documents evidencing each such Receivable has only one original counterpart, provided that the Consumer Loan Documents include one original promissory note which constitutes an “instrument” for purposes of Section 102(a)(47) of the Uniform Commercial Code; and no Person other than Lender or the Custodian is in actual or constructive possession of any such original Consumer Loan Documents;

(b) The Receivables represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

(c) The amounts of the face value shown on any schedule of Receivables provided to Lender, and/or all invoices or statements delivered to Lender with respect to any Receivables, are actually and absolutely owing to a Related Party and are not contingent for any reason;

(d) The Receivables shall satisfy the applicable criteria set forth in Sections 1.A. of Schedule A attached hereto, which includes without limitation criteria regarding (i) the minimum interest rate, (ii) the maximum original term to maturity, and (iii) the maximum original principal balance;

(e) No set-offs, counterclaims or disputes as to payments or liability thereon exist or have been asserted with respect thereto and no Related Party has made any agreement with any Account Debtor thereunder for any deduction therefrom, other than deductions, set-offs or counterclaims which are fully reflected in the face amount of the Receivable;

(f) No facts, events or occurrences exist that, in any way, impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount of the Receivable shown on any schedule, or on all contracts, invoices or statements delivered to Lender with respect thereto;

(g) To the knowledge of each Related Party, all Account Debtors in connection with Receivables:  (i) had the capacity to contract at the time any contract or other document giving rise to the Receivable was executed; and (ii) generally have the ability to pay their debts as become due;

(h) To the knowledge of each Related Party, no proceedings or actions are threatened or pending against any Account Debtor that might result in any material adverse change in the Account Debtor’s financial condition;

(i) The Receivables have not been assigned or pledged to any other Person other than Lender;

(j) All requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws and truth-in-lending disclosure laws, in respect of all Consumer Loan Documents have been complied with in all material respects;

(k) All Consumer Loan Documents represent the legal, valid and binding payment obligation of the applicable Account Debtors, enforceable in accordance with their terms, subject to bankruptcy, insolvency and other laws (including, but not limited to principles of equity) affecting the rights of creditors;

(l) No instrument of release or waiver has been executed in connection with any Consumer Loan Documents, and the Account Debtor in respect of such contract has not been released from its obligations thereunder, in whole or in part, and no action has been taken by any Related Party to release any collateral for the Consumer Loan Documents;

(m) Except as disclosed in writing to Lender, no Consumer Loan Document has been amended after the date on which such contract is pledged to the Lender hereunder in any material respect or such that the amount of any monthly payment or the total number of the monthly payments is increased or such that the amount of any monthly payment or the total number of monthly payments is decreased; and

(n) No Consumer Loan Document is subject to any right of rescission, set-off, counter-claim or defense, including the defense of usury, and no such right of rescission, set-off, counter-claim or defense has been asserted with respect thereto, except as disclosed to Lender in writing and as reflected in the calculation of the outstanding amount of the Receivables.

6. COVENANTS AND OTHER AGREEMENTS.

6.1 AFFIRMATIVE COVENANTS

.  During the term of this Agreement and so long as any of the Indebtedness remains unpaid and until Lender’s obligations to make advances under this Agreement have terminated, each Related Party agrees and covenants, that it shall:

(a) Pay or cause to be paid currently all of its expenses, including all payments on its obligations whenever due, as well as all payments of any and all taxes of whatever nature when due (except for taxes being contested in good faith with appropriate proceedings and for which adequate reserves have been established). This provision shall not apply to taxes or expenses which are due, but which are challenged in good faith or to expenses which are due and total less than an aggregate amount of $10,000.

(b) Maintain, protect and preserve the Collateral (including, without limitation, maintaining that part of each Consumer Loan Document or other credit report, application or related instrument which is not delivered to the Custodian in a fireproof cabinet at its chief executive office).

(c) Furnish to Lender prompt written notice as to the occurrence of any Default or Event of Default hereunder.

(d) Furnish to Lender prompt notice of:  (i) any development related to the business, financial condition, properties or assets of Borrower or any Guarantor, that would have or has a Material Adverse Effect under this Agreement and (ii) any material and adverse litigation or investigation to which any of them may be a party.

(e) Carry on and conduct its business in the same manner and in the same fields of enterprise as it is presently engaged, and each Related Party shall preserve its existence, licenses or qualifications as a corporation or limited liability company, as applicable, in the jurisdiction of its organization or formation and as a foreign corporation in every jurisdiction in which the character of its assets or properties or the nature of the business transacted by it at any time makes qualification as a foreign entity necessary (except where the failure to qualify as a foreign entity would not reasonably be expected to have a Material Adverse Effect), and to maintain all other material corporate rights and franchises.

(f) Comply, and cause each Related Party to comply, with all statutes, governmental rules and regulations applicable to such Related Party and its business (including, without limitation, applicable usury and consumer laws), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(g) Permit and authorize Lender and allow Lender access, without notifying Borrower or any Guarantor, (i) to make such inquiries or investigation through business credit, other credit reporting services or other sources concerning Borrower or any Guarantor as Lender, in its sole discretion, shall deem appropriate, and (ii) to inspect, audit or examine any Collateral at the premises or locations of any Related Party, including without limitation inventory inspections of vehicles.

(h) Provide Lender sixty (60) days prior written notice of any Related Party initiating any activities in any state other than the states identified on Section 6.1(h) of Schedule A attached hereto (the “Approved States”).  Lender shall not provide financing for any Receivable generated in a state other than the Approved States, until Lender’s counsel has reviewed applicable lending and homestead laws in such new state and Lender has approved activities in such new state.

(i) In accordance with Section 5.2(a) hereof, cause each Consumer Loan Document to have only one original counterpart.

(j) Purchase or make Consumer Loans evidenced by Consumer Loan Documents which are solely on forms that are in compliance with applicable state and federal laws and are substantially similar to those set forth in Exhibit D attached hereto.

(k) Deliver to the Custodian (or Lender) the original Consumer Loan Documents and all other documentation required by Section 3.3 hereof to be governed by the terms of the Custodial Agreement.

(l) Maintain at all times the Loan Portfolio Requirements set forth in Section 6.1(i) of Schedule A attached hereto.

(m) Deliver to Lender, at such places as Lender may reasonably designate, schedules executed by Borrower, listing all Receivables and fully and correctly specifying in adequate detail the aggregate unmatured unpaid face amount of each Receivable.  These schedules shall be in form and detail satisfactory to or supplied by Lender.

(n) Join Lender in a quarterly review meeting (or teleconference) as may be requested by Lender from time to time.

(o) Execute and deliver to Lender such assignment documents in addition to the stamp required in Section 3.5 hereof if reasonably requested by Lender from time to time in connection with Lender’s ability to transfer ownership of the Consumer Loan Documents to Lender or its assigns, and all collateral securing the Consumer Loan after and during the occurrence of an Event of Default.

(p) Provide Lender with evidence of Related Parties’ insurance (including, without limitation, property damage and liability insurance) issued by a reputable carrier, as reasonably required by Lender (which insurance shall be in such amounts and cover such risks as is customarily carried by businesses similarly situated).  This insurance shall reflect Lender as the loss payee or additional insured, as required by Lender, and contain a provision that Lender shall be notified by the carrier thirty (30) days prior to the termination or cancellation of any such insurance.

(q) Maintain at all times Jim Schrull as each Related Party’s manager, director of operations or other similar capacity or, in the event that Mr. Schrull resigns or is otherwise replaced for any reason, an individual acceptable to the Lender, in its sole discretion, shall replace Mr. Schrull.

(r) Cause 100% of the equity interests of Borrower and each other Related Party to be pledged to Lender as security for the Indebtedness, pursuant to a Pledge Agreement.

(s) Cause Jim Schrull, Perimeter and each Corporate Guarantor to each execute and deliver a Guaranty Agreement in form and substance satisfactory to Lender.

(t) Maintain life insurance on Jim Schrull in an aggregate amount equal to at least $1,000,000, and assign to Lender (in form and substance satisfactory to Lender) all rights under the aforesaid life insurance policy as additional collateral for the Indebtedness through Lender’s receipt of the Assignment of Life Insurance executed by the issuing insurance company.

6.2 NEGATIVE COVENANTS

.  During the term of this Agreement and until the Indebtedness secured hereby has been paid in full and all of Lender’s obligations to make advances under this Agreement have terminated, each Related Party covenants and agrees that it shall not, without Lender’s prior written consent, do any of the following:

(a) Incur or permit to exist any pledge, title retention lien or other lien, encumbrance or security interest with respect to the Collateral now owned or hereafter acquired by such Related Party, except liens in favor of Lender, Permitted Liens and liens granted on real property in connection with an Approved Sale Leaseback Transaction or liens in favor of CompuCredit Corporation on Borrower’s real property located in Duluth, Gwinett County, Georgia and in Union City, Fulton County, Georgia; provided that the aggregate amount of Permitted Liens (other than Liens in favor of the Lender and liens granted pursuant to a Floor Plan Financing) shall not exceed $25,000.

(b) Delegate, transfer or assign any of its obligations or liabilities under this Agreement or any other Loan Document, or any part thereof, to any other Person.

(c) Be a party to or participate in:  (i) any merger or consolidation; (ii) any purchase or other acquisition of all or substantially all of the assets or properties or shares of any class of, or any partnership or joint venture interest in, any other corporation or any other Person; (iii) any sale, transfer, conveyance or lease of all or substantially all of such Related Party’s assets or properties unless such sale, transfer, conveyance or lease of assets is between Related Parties; or (iv) any sale or assignment with or without recourse of any Receivables.

(d) Cause or take any of the following actions with respect to any Related Party:  (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any Related Party’s outstanding securities; or (ii) purchase or acquire, directly or indirectly, any shares of capital stock, evidences of indebtedness or other securities of any person or entity.

(e) Amend, supplement or otherwise modify any Related Party’s certificate of organization or formation, articles of organization or formation, bylaws, limited liability company agreement, operating agreement or other charter documents.

(f) Incur, assume or suffer to exist any debt (including any contingent liabilities, or otherwise become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise) other than (i) the Indebtedness, (ii) accounts payable incurred in the ordinary course of business, (iii) Subordinated Debt, (iv) Floor Plan Financings, (v) indebtedness between Related Parties, (iv) capitalized lease obligations incurred in connection with an Approved Sale Leaseback Transaction, or (v) other debt consented to in writing by Lender in its sole discretion.

(g) Directly or indirectly make loans to, invest in, extend credit to, or guaranty the debt of any Person, other than another Related Party.

(h) Change its name, convert from one type of entity to another type, change its principal place of business, or make any material changes in the nature of its business as carried on as of the date hereof; provided, however, a Related Party may change its name as long as (i) such Related Party gives Lender thirty (30) days prior written notice thereof, and (ii) such Related Party executes and delivers, prior to any such name change, any and all documents and agreements requested by Lender to confirm the continuation and preservation of all security interests and liens granted to Lender hereunder.

(i) Allow any owner of any of the equity interests of Borrower or any other Related Party to pledge any ownership interest in any Related Party other than to Lender.

(j) Permit the Leverage Ratio at the end of any month to be more than the Leverage Ratio Limit as set forth in Section 6.2.A. of Schedule A attached hereto.

(k) Allow the Tangible Net Worth of Borrower and Corporate Guarantors at any time to be less than Minimum Tangible Net Worth as set forth on Schedule 6.2.B. of Schedule A attached hereto.

(l) [Reserved].

(m) Permit the Debt Service Coverage Ratio to be less than the Debt Service Coverage Ratio Limit set forth in Section 6.2.D. of Schedule A attached hereto.

(n) Allow during any twelve (12) month period, the Collateral Recovery Rate to be less than the Minimum Collateral Recovery Rate set forth in Section 6.2.E. of Schedule A attached hereto.

(o) Make or allow any Distributions in excess of the amount needed by any owner of the equity interests of such Related Party to pay income taxes attributable to any Related Party’s revenue, other than (i) Distributions between Related Parties, (ii) Distributions by the Borrower to Perimeter in an aggregate amount not to exceed twelve percent (12%) per annum of the weighted average daily outstanding balance of the face amount of the Class B Units, and (iii) Distributions of the proceeds of an Approved Sale Leaseback Transaction; provided, however, that no Distribution shall be made if a Default or Event of Default shall exist at the time of any such Distribution or shall occur as a result of any such Distribution.

(p) Increase the annual salary, bonus, fees or other compensation paid in the aggregate to Jim Schrull or any other officers or senior managers of any Related Party prior to the Maturity Date more than ten percent (10%) in the aggregate over the amounts received during calendar year 2007.

(q) Make or allow any payment, whether principal, interest, or otherwise, on any Subordinated Debt (i) if a Default or an Event of Default shall exist or shall occur as a result of such payment, or (ii) if it is otherwise prohibited by the applicable Subordination Agreement.

(r) Amend, modify or otherwise change in any respect the Underwriting Guidelines without the prior written consent of Lender, unless such amendment, modification or changes makes the Underwriting Guidelines stricter and Lender promptly receives a copy of such revised Underwriting Guidelines.

(s) Pay any management, consulting or similar fees to any Guarantor, any other Affiliate of Borrower or any Affiliate of any Guarantor; provided, however, that the foregoing shall not be deemed or construed to prohibit reimbursement of out-of-pocket expenses incurred by any Affiliate on behalf of Borrower.

(t) Allow the Collection Percentage at the end of each month to be less than the Minimum Collection Percentage as set forth in Section 6.2(F) of Schedule A attached hereto.

(u) (i) Open, purchase, lease, establish or otherwise conduct business at any new sales or inventory locations or vehicle lots by any Related Party, or (ii) cease or terminate the conduct of business or dispose of or liquidate any existing sales or vehicle locations, vehicle lots or principal place of business of any Related Party as set forth in Section 5.1B of Schedule A attached hereto, except upon thirty (30) days notice to Lender.

(v) (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, or (iii) make any acquisitions of or capital contributions to or other investments in any Person, or make any acquisitions of material properties or assets of another Person except for capital contributions to or investments in the Subsidiaries or as otherwise expressly allowed hereunder.

(w) Neither Borrower nor any Guarantor shall file a petition seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law.

(x) Perimeter and Jim Schrull shall fail to own one hundred percent (100%) of the ownership interest in the Borrower.

(y) The Borrower shall fail to own one hundred percent (100%) of the ownership interests in any Corporate Guarantor.

6.3 REPORTING REQUIREMENTS AND ACCOUNTING PRACTICES

.  Each Related Party shall maintain (a) a system of accounting in accordance with GAAP (or such other accounting method as the Lender may agree to in writing) and (b) standard operating procedures applicable to all of its locations with respect to the handling and disposition of cash receipts and other proceeds of Collateral on a daily basis, including the depositing thereof, aging of account receivables, record keeping and such other matters as Lender may reasonably request (“Borrower’s Operating Procedures”).

6.4 ACCOUNT DEBTORS’ ADDRESSES

.  Borrower agrees to furnish to Lender from time to time, within five (5) days following the request thereof, a list of all Account Debtors’ names and their most current addresses.  Each Related Party agrees that Lender may from time to time, consistent with standard or generally accepted auditing practices, verify the validity, amount and any other matters relating to the Receivables by means of mail, telephone or otherwise, in the name of any Related Party and, upon the occurrence of an Event of Default, in the name of Lender or such other name as Lender may choose.

6.5 FINANCIAL REPORTS

.  Borrower and each Guarantor shall furnish to the Lender and its duly authorized representatives such information respecting the business and financial condition of the Borrower, Guarantors and the Subsidiaries of each Related Party as the Lender may reasonably request; and without any request, shall furnish to the Lender:

(a) As soon as available, and in any event within fifteen (15) calendar days after the end of each calendar month, a loan activity report, in both printed and computer disc form reasonably accessible and usable by Lender and Custodian showing, with respect to all Consumer Loans: (i) the principal and interest payments received with respect thereto; (ii) the outstanding principal amount thereof; (iii) delinquencies and all other defaults thereunder; (iv) a breakdown by Account Debtor as to items (i), (ii) and (iii); (v) original information, and (vi) such other matters as the Lender may from time to time request, all prepared by the Borrower and certified as to being true, correct and complete in all material respects by the chief financial officer or other Authorized Representative of the Borrower;

(b) within fifteen (15) calendar days after the close of each month and with each request for an advance hereunder, a Borrowing Base Certificate;

(c) as soon as available, and in any event within thirty (30) calendar days after the close of each month, a copy of the consolidated and consolidating balance sheet of the Related Parties as of the close of the preceding month and the consolidated and consolidating statements of income, retained earnings and cash flows of the Related Parties and for the preceding month, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year (to the extent available to compare), prepared in accordance with GAAP (or such other accounting method as the Lender may agree to in writing), consistently applied;

(d) as soon as available, and in any event within ninety (90) calendar days after the close of each fiscal year of Related Parties, a copy of the consolidated and consolidating balance sheets of the Related Parties as of the close of such period and the consolidated and consolidating statements of income, retained earnings and cash flows of the Related Parties for such period, and all supporting schedules and footnotes thereto, all in detail reasonably satisfactory to Lender, prepared in accordance with GAAP (or such other accounting method as the Lender may agree to in writing), consistently applied.  All such annual financial statements shall be audited by a firm of independent public accountants of recognized standing, selected by the Borrower and satisfactory to the Lender, in accordance with GAAP (or such other accounting method as the Lender may agree to in writing) and shall be accompanied by the written statement of the accountants who prepared the audited financial statements, certifying whether such accountants have obtained knowledge of any Event of Default under the Loan Documents;

(e) as soon as available, and in any event within forty-five (45) calendar days prior to the close of each annual accounting period of the Borrower, proforma balance sheets and statements of income, retained earnings and cash flows of the Related Parties for the next annual accounting period;

(f) as soon as available, and in any event within forty-five (45) calendar days after the end of each calendar year, financial statements of each individual Guarantor as of the close of such period, such personal financial statement shall be in form and detail satisfactory to Lender;

(g) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of any Related Party’s or any of their Subsidiary’s operations or concerning significant aspects of Related Parties’ or any of their Subsidiary’s financial affairs, given to it by its independent public accountants;

(h) promptly after receipt thereof and in no event more than five (5) Business Days thereafter, a copy of each audit or other report made by any state or federal agency of the books and records or assets of Borrower or any Guarantor of their compliance or non-compliance with applicable laws relating to the underwriting, origination, servicing and/or collection of loans;

(i) promptly (but never more than five (5) Business Days) after knowledge thereof shall have come to the attention of any responsible officer of any Related Party, written notice of (i) any threatened or pending litigation or governmental proceeding or labor controversy against any Related Party which, if adversely determined, would have a Material Adverse Effect, or (ii) of the occurrence of any Default or Event of Default hereunder;

(j) Borrower and Guarantors each agree to expeditiously and in good faith, obtain and deliver to Lender corrected or modified copies of any document or report or system software required to be delivered under this Section 6.5;

(k) Borrower and Guarantors each agree to obtain and deliver within ten (10) calendar days of a request therefor from the Lender such other information (whether financial or otherwise) regarding the Borrower or Guarantors as the Lender shall reasonably require; and

(l) as soon as available, and in any event within forty-five (45) calendar days prior to the close of each calendar year of Borrower, a proposed business plan and operating budget for the Related Parties (the “Borrower’s Proposed Budget and Business Plan”) for the next calendar year.

Each of the financial statements furnished to the Lender pursuant to subsections (c) and (d) of this Section shall be accompanied by a written certificate signed by the chief financial officer or other Authorized Representative of Borrower to the effect that to the best of the chief financial officer’s or applicable Authorized Representative’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken to remedy the same.

Notwithstanding any other provision of any Loan Document, in the event any of the financial statements or other financial reports due by Borrower under this Section 6.5 are not timely delivered to Lender, Borrower shall pay Lender a late fee equal to $250 per day until such statements or reports are delivered to Lender.

6.6 NOTICE OF CHANGES

.  Borrower shall promptly notify Lender in writing of (i) any change in the status of Jim Schrull, Jerry Robinson or Bob Manning as an officer or director of any Related Party, (ii) any litigation or governmental investigations of which Borrower or a Guarantor is a party, and (iii) any other Material Adverse Change in the business or financial affairs of any Related Party.

7. EVENTS OF DEFAULT AND REMEDIES.

7.1 EVENTS OF DEFAULT

.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) If any payment of principal or any other amount due Lender (other than interest) is not paid when the same shall become due and payable or if any amount of interest is not paid within three (3) Business Days of when the same shall be due and payable.

(b) If Borrower or any Guarantor fails or neglects to perform, keep or observe any of the terms, provisions, conditions or covenants, contained in this Agreement, any of the other Loan Documents or any other agreement or document executed in connection with the transactions contemplated by this Agreement and, with respect to Sections 6.3 and 6.5 hereof, such failure continues for a period of ten (10) days from the earlier of Borrower’s knowledge thereof or written notice from Lender or if any representation, warranty or certification made by Borrower or any Guarantor herein, in any of the other Loan Documents or in any certificate or other writing delivered pursuant hereto shall prove to be untrue in any material respect as of the date upon which the same was made or at any time thereafter.

(c) If the validity or enforceability of any lien, charge, security interest, mortgage, pledge or other encumbrance granted to Lender to secure the Indebtedness shall be impaired in any respect or to any degree, for any reason, or if any other lien, charge, security interest, mortgage, pledge or other encumbrance shall be created or imposed upon the Collateral unless such lien, charge, security interest, mortgage, pledge or other encumbrance is a Permitted Lien or is subordinate to that of Lender, pursuant to a subordination and standstill agreement in a form and substance acceptable to Lender.

(d) If any judgment or judgments in the aggregate against Borrower or any Guarantor (net of any insurance for which the insurance company has admitted liability) in an amount in excess of Twenty-Five Thousand Dollars ($25,000.00), or any attachment or other levy against the properties or assets of Borrower or any Guarantor with respect to a claim for any amount in excess of Twenty-Five Thousand Dollars ($25,000.00), remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days.

(e) Default in the payment of any sum due under any instrument of indebtedness for borrowed money owed by Borrower or any Guarantor, to any Person, or any other default under such instrument of indebtedness for borrowed money that permits such indebtedness for borrowed money to become due prior to its stated maturity or permits the holders of such indebtedness for borrowed money to elect a majority of the board of directors or manage the business of Borrower or any Guarantor.

(f) If a court or governmental authority of competent jurisdiction shall enter an order, judgment or decree appointing, with or without Borrower’s or any Guarantor’s consent or acquiescence, a receiver, custodian, liquidator, trustee or other officer with similar powers of Borrower or any Guarantor or of the whole or any substantial part of its properties or assets, or approving a petition filed against Borrower or any Guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law, and such order, judgment or decree shall remain unvacated, unstayed or not set aside for an aggregate of thirty (30) days (whether or not consecutive) from the date of the entry thereof or if any petition seeking such relief shall be filed against Borrower or any Guarantor and such petition shall not be dismissed within thirty (30) days.

(g) Any Material Adverse Effect or Material Adverse Change shall occur or shall be reasonably expected to occur or any Related Party ceases any portion of its respective business operations as currently conducted;

(h) If Borrower or any Guarantor shall:  (i) be generally not paying their respective debts as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (iii) make an assignment for the benefit of their creditors; (iv) consent to or acquiesce in the appointment of a receiver, custodian, liquidator, trustee or other officer with similar powers of either of their properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; (vi) be adjudicated insolvent or be liquidated; (vii) admit in writing its inability to pay debts as they become due; (viii) voluntarily suspend transaction of usual business; or (ix) take any action, corporate or otherwise, for the purpose of any of the foregoing.

(i) Any of the following shall occur:  (i) entry of a court order that enjoins, restrains or in any way prevents any Related Party from conducting all or any material part of its business affairs in the ordinary course of business or (ii) withdrawal or suspension of any license or authority required for the conduct of any material part of the business of any Related Party.

(j) If any Guarantor gives notice of termination or terminates such Guarantor’s liability pursuant to his, her or its Guaranty Agreement executed in conjunction with this Agreement.

(k) If Jim Schrull shall cease to manage the day-to-day operations of Borrower or any Corporate Guarantor; provided, however, in the event that Mr. Schrull resigns or is otherwise replaced for any reason, Mr. Schrull may be replaced by an individual acceptable to the Lender, in its sole discretion.

7.2 ACCELERATION OF THE INDEBTEDNESS

.  Upon an Event of Default and during the continuation thereof, the Lender may (a) declare the outstanding principal balance together with all accrued but unpaid interest on the Indebtedness and all other sums due and payable by Borrower to Lender to be immediately due and payable, (b) charge the Default Rate of Interest, and (c) cease financing under this Agreement; provided, however, that upon the occurrence of  an Event of Default listed in Section 7.1(h) hereof financing hereunder shall automatically terminate and all Indebtedness shall become due and payable, without any action, declaration, notice or demand by the Agent.

7.3 REMEDIES

.  Upon the occurrence, and during the continuation of, an Event of Default, Lender shall have the following rights and remedies, which individual remedies shall be non-exclusive, cumulative and in addition to each and every other remedy set forth in the Loan Documents or in this Agreement:

(a) All of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Maryland, as amended, or other applicable law.

(b) The right, to the fullest extent permissible by law, to:  (i) enter upon the premises of Borrower or any Guarantor, or any other place or places where the Collateral is located and kept, without any obligation to pay rent to Borrower or any such Guarantor, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower or such Guarantor notice and opportunity for a hearing on the validity of Lender’s claim, and remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order to effectively collect and liquidate the Collateral; and/or (ii) require Borrower or Guarantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender, in Lender’s reasonable discretion.

(c) The right to sell or otherwise dispose of any or all Collateral in its then condition at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Lender, in its discretion, may deem advisable; provided, that such sales may be adjourned from time to time with or without notice.  The requirement of reasonable notice to Borrower or Guarantor of the time and place of any public sale of the Collateral or of the time after which any private sale either by Lender or at its option, a broker, or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Borrower at the address of Borrower designated herein at least ten (10) Business Days before the date of any public sale or at least ten (10) Business Days before the time after which any private sale or other disposition is to be made unless applicable law requires otherwise.

Lender shall have the right to conduct such sales on Borrower’s or any Guarantor’s premises or elsewhere and shall have the right to use Borrower’s or such Guarantor’s premises without charge for such sales for such time or times as Lender may see fit.  Lender is hereby granted a license or other right to use, without charge, the Borrower’s or any Guarantor’s labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and the Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit.

Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Indebtedness owing by Borrower to Lender.  The proceeds realized from the sale of any Collateral shall be applied first to reasonable costs and expenses, attorneys’ fees, expert witness fees incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to all payments, other than principal and interest, due under this Agreement; third to interest due upon any of the Indebtedness; fourth to the principal balance owing on the Indebtedness; and fifth the remainder, if any, to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.  If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

(d) In the event that Borrower or any Corporate Guarantor is domiciled in, or Collateral is located in, Louisiana, and to the extent of such domicile or location where Louisiana law is applicable to this Agreement, the right to cause all and singular the hereinabove described Collateral to be seized and sold under executory process without appraisement, appraisement being hereby expressly waived, as an entirety or in parcels, as Lender may determine, to the highest bidder for cash.

(e) The right to appoint or seek appointment of a receiver, custodian or trustee of Borrower or Corporate Guarantor or any of its properties or assets pursuant to court order.

(f) The right to cease all advances hereunder.

(g) All other rights and remedies that Lender may have at law or in equity.

7.4 NO WAIVER

.  No delay, failure or omission of Lender to exercise any right upon the occurrence of any Default or Event of Default shall impair any such right or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein.  Lender may, from time to time, in writing waive compliance by the other parties with any of the terms of this Agreement and its rights and remedies upon any Default or Event of Default, and, Borrower agrees that no waiver by Lender shall ever be legally effective unless such waiver by Lender shall be acknowledged and agreed in writing by Lender.  No waiver of any Default or Event of Default shall impair any right or remedy of Lender not specifically waived.  No single, partial or full exercise of any right of Lender shall preclude any other or further exercise thereof.  No modification or amendment of or supplement to this Agreement or any other written agreement between the parties hereto shall be valid or effective (or serve as a basis of reliance by way of estoppel) unless the same is in writing and signed by the party against whom it is sought to be enforced.  The acceptance by Lender at any time and from time to time of a partial payment or partial performance of any of Borrower’s obligations set forth herein shall not be deemed a waiver, reduction, modification or release from any Default or Event of Default then existing.  No waiver by Lender or any Default or Event of Default shall be deemed to be a waiver of any other existing or any subsequent Default or Event of Default.

7.5 APPLICATION OF PROCEEDS

.  After an Event of Default shall have occurred and is continuing, all amounts received by Lender on account of any Indebtedness and realized by Lender with respect to the Collateral, including any sums which may be held by Lender, or the proceeds of any thereof, shall be applied in the same manner as proceeds of Collateral as set forth in Section 7.3(c) hereof.

7.6 APPOINTMENT OF LENDER AS ATTORNEY-IN-FACT

.  Each Related Party irrevocably designates, makes, constitutes and appoints Lender (and all persons reasonably designated by Lender), with full power of substitution, as such Related Party’s true and lawful attorney-in-fact (and not agent-in-fact) and Lender, or Lender’s agent, may, without notice to any Related Party, and at such time or times thereafter as Lender or said agent, in its discretion, may determine, in such Related Party’s or Lender’s name, at no duty or obligation on Lender, do the following:

(a) All acts and things necessary to fulfill the Related Party’s administrative duties pursuant to this Agreement, including, but not limited to, the filing of financing statements without such Related Party’s signature.

(b) Upon the occurrence of any Default or Event of Default and during the continuation thereof, all acts and things necessary to fulfill each Related Party’s obligations under this Agreement and the Loan Documents, except as otherwise set forth herein, at the cost and expense of Borrower.

(c) In addition to, but not in limitation of the foregoing, at any time or times upon the occurrence of an Event of Default, Lender shall have the right:  (i) to enter upon any Related Party’s premises and to receive and open all mail directed to such Related Party and remove all payments to such Related Party on the Receivables; however, Lender shall turn over to such Related Party all of such mail not relating to Receivables; (ii) in the name of any Related Party, to notify the Post Office authorities to change the address for the delivery of mail addressed to any Related Party to such address as Lender may designate (notwithstanding the foregoing, for the purposes of notice and service of process to or upon any Related Party as set forth in this Agreement, Lender’s rights to change the address for the delivery of mail shall not give Lender the right to change the address for notice and service of process to or upon such Related Party in this Agreement); (iii) demand, collect, receive for and give renewals, extensions, discharges and releases of any Receivable; (iv) institute and prosecute legal and equitable proceedings to realize upon the Receivables; (v) settle, compromise, compound or adjust claims in respect of any Receivable or any legal proceedings brought in respect thereof; (vi) generally, sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with any of the Receivables as fully and completely as though Lender were the absolute owner thereof for all purposes, except to the extent limited by any applicable laws and subject to any requirements of notice to such Related Party or other Persons under applicable laws; (vii) take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds of Receivables; (viii) endorse the name of the appropriate Related Party upon any notes, acceptances, checks, drafts, money orders, chattel paper or other evidences of payment of Receivables that may come into Lender’s possession; and (ix) sign the appropriate Related Party’s name on any instruments or documents relating to any of the Collateral, or on drafts against Account Debtors.  The appointment of Lender as attorney-in-fact for each Related Party is coupled with an interest and is irrevocable.

8. EXPENSES AND INDEMNITIES.

8.1 REIMBURSEMENT FOR EXPENSES

.  Borrower shall pay (on the date hereof, and thereafter, as the case may be) all costs and expenses incurred by Lender or any of its Affiliates, including, without limitation, (a) all documentation and diligence fees and expenses, (b) all search, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-closing UCC, judgment and tax lien searches and wire transfer fees), (c) all audit (internal and external) fees and expenses, (d) all internal collateral and portfolio management fees and expenses, and (e) all internal and external reasonable attorneys’ fees and expenses, but only to the extent incurred by Lender or any of its affiliates after a Default or Event of Default or incurred by Lender in connection with (i) any effort to enforce, protect or collect payment of any Indebtedness or to enforce any Loan Document or any related agreement, document or instrument, or effect collection hereunder or thereunder, (ii) entering into, negotiating, preparing, reviewing and executing this Agreement and the other Loan Documents and all related agreements, documents and instruments, (iii) the administration of the Indebtedness, including without limitation, any wire transfer fees or audit (internal and external) expenses; (iv) instituting, maintaining, preserving, enforcing and foreclosing on Lender’s security interests or liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender’s transactions with Borrower unless there is a final, non-appealable judgment by a court which finds Lender to have acted in gross negligence or willful misconduct in connection therewith, or (vi) any modification, restatement, supplement, amendment, waiver or extension of this Agreement or any other Loan Document or any related agreement, document or instrument, and all of the same may be charged to Borrower’s account and shall be part of the Indebtedness.  If Lender or any of its Affiliates uses in-house counsel or auditors for any of the purposes set forth above or any other purposes under this Agreement for which Borrower is responsible to pay or indemnify, Borrower expressly agrees that the Indebtedness includes reasonable charges for such work commensurate with the reasonable fees that would otherwise be charged by internal or outside legal counsel selected by Lender or such Affiliate in its sole discretion for the work performed.  In addition and without limiting the foregoing, Borrower shall pay all taxes (other than taxes based upon or measured by Lender’s income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the recording of any Loan Document and financing statements therefor and pursuant to the Loan Documents, on an after-tax basis, taking into account any taxes imposed on the amounts paid pursuant to this Section 8.1.

8.2 GENERAL INDEMNIFICATION

.  Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (collectively, “Claim” or “Claims”) of any kind or nature whatsoever, asserted by any party other than Borrower, or with respect to Borrower only as otherwise provided in this Agreement or pursuant to applicable law regarding Lender’s obligations to Borrower, which may be imposed on, incurred by or asserted against Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Lender) in any way relating to or arising out of the Loan Documents or any action taken or omitted by Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Lender) under the Loan and Loan Documents (including, without limitation, any action taken or omitted to be taken by Lender with respect to the Blocked Account, which account was established by Lender at Borrower’s request as an accommodation to Borrower to facilitate the Loan) or, except to the extent such indemnified matters are finally found by a court to be caused by Lender’s gross negligence or willful misconduct.

8.3 CUSTODIAN EXPENSES

.  Borrower hereby agrees to pay all of the Custodian’s fees and expenses owing under the Custodial Agreement.

9. MISCELLANEOUS.

9.1 NOTICES

.  All notices, demands, billings, requests and other written communications hereunder shall be deemed to have been properly given:  (a) upon personal delivery; (b) on the third (3rd) Business Day following the day sent, if sent by registered or certified mail; provided, such is received by the intended party, but if such is not received because of such party’s refusal to accept such delivery, then such shall be deemed to be received on the date of first refusal; (c) on the next Business Day following the day sent, if sent by overnight express courier; provided, such is received by the intended party, but if such is not received because of such party refusal to accept such delivery, then such shall be deemed to be received on the date of first refusal; (d) on the day sent or if such day is not a Business Day on the next Business Day after the day sent, if sent by telecopy providing the receiving party has acknowledged receipt by return telecopy, in each case, to Lender (Attn: Portfolio Manager, Structured Finance Group), Borrower or any Guarantor at its address and/or telecopy number as set forth in this Agreement or Section 9.1 of Schedule A attached hereto, or at such other address and/or telecopy number as either party may designate for such purpose in a written notice given to the other party, (e) if sent by e-mail, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, return e-mail or other written acknowledgement).

Lender shall have the right, on or after initial funding pursuant to the terms of this Agreement, to issue a press release or other brochure announcing the consummation of the Loan Documents (including, without limitation, through the publication of a “tombstone”) at no cost to Borrower.

9.2 PARTICIPATIONS

.  Borrower and Guarantors acknowledge and agree that Lender may from time to time sell or offer to sell interests in the Indebtedness and the Loan Documents to one or more participants.  Borrower and Guarantors authorize Lender to disseminate any information it has pertaining to the Indebtedness, including without limitation, complete and current credit information on Borrower and any of its principals and Guarantors, to any such participant or prospective participant.

9.3 SURVIVAL OF AGREEMENTS

.  All of the various representations, warranties, covenants and agreements of Borrower and the Guarantors (including without limitation, any agreements to pay cost and expenses and to indemnify Lender) in the Loan Documents shall survive the execution and delivery of the Loan Documents and the performance under such Loan Documents, and Lender shall retain its liens and security interests in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding any termination of financing under this Agreement until all Indebtedness is fully performed and paid in full in cash.  The obligations of Borrower under Sections 2.6, 2.7, 8.1, 8.2, 8.3 and 9.18 (and all other agreements of Borrower to pay costs and expenses and to indemnify Lender) shall survive payment of the Indebtedness in full.

9.4 NO OBLIGATION BEYOND MATURITY

.  Borrower agrees and acknowledges that upon the Maturity Date, Lender shall have no obligation to renew, extend, modify or rearrange the Loan and shall have the right to require all amounts due and owing under the Loan to be paid in full upon such date.

9.5 PRIOR AGREEMENTS SUPERSEDED

.  This Agreement, together with the other Loan Documents, constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement.  No provision of this Agreement or other document or instrument relating hereto may be modified, waived or terminated except by instrument in writing executed by the party against whom a modification, waiver or termination is sought to be enforced.

9.6 PARTIES BOUND

. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided for herein; provided, however, Borrower and Guarantors shall not assign any of their respective rights or obligations pursuant to this Agreement.

9.7 ASSIGNMENT BY LENDER

.  LENDER MAY AT ANY TIME (A) DIVIDE AND REISSUE (WITHOUT SUBSTANTIVE CHANGES OTHER THAN RESULTING FROM SUCH DIVISION) THE INDEBTEDNESS, INCLUDING ANY NOTE, AND/OR (B) SELL, ASSIGN, GRANT PARTICIPATIONS IN, DELEGATE OR OTHERWISE TRANSFER TO ANY OTHER PERSON (AN “ASSIGNEE”) ALL OR PART OF THE RIGHTS AND DUTIES OF LENDER UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  TO THE EXTENT INDICATED IN ANY DOCUMENT, INSTRUMENT OR AGREEMENT SO SELLING, ASSIGNING, GRANTING PARTICIPATIONS IN, OR OTHERWISE TRANSFERRING TO AN ASSIGNEE SUCH RIGHTS AND/OR DUTIES, (X) THE ASSIGNEE SHALL ACQUIRE ALL OF THE LENDER’S RIGHTS UNDER THE AGREEMENT AND THE OTHER LOAN DOCUMENTS AND (Y) THE ASSIGNEE SHALL BE DEEMED TO BE THE “LENDER” UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WITH THE AUTHORITY TO EXERCISE SUCH RIGHTS IN THE CAPACITY OF LENDER.

9.8 NUMBER AND GENDER

.  Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

9.9 NO THIRD PARTY BENEFICIARY

.  This Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any third party.

9.10 EXECUTION IN COUNTERPARTS

.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

9.11 SEVERABILITY OF PROVISIONS

.  Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

9.12 HEADINGS

.  The Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

9.13 SCHEDULES AND EXHIBITS

.  Any and all exhibits hereto are hereby expressly incorporated by reference as though fully set forth at that point verbatim.  All terms and provisions as defined or set forth in Article 1 and in any Schedule are hereby incorporated into and made a part of this Agreement.  Each reference in this Agreement and the Schedule hereto to any information or definitions contained in Article 1 or the Schedule shall mean and refer to the information or definitions as set forth in Article 1 and the Schedule unless the context specifically requires otherwise.  Any terms used in this Agreement and in the Schedule which are not defined shall have the meanings ascribed to such terms, as of the date of this Agreement, by the Uniform Commercial Code as enacted in the State of Maryland to the extent the same are defined therein.

9.14 FURTHER INSTRUMENTS

.  Borrower and Guarantors shall from time to time execute and deliver all such amendments, supplements and other modifications hereto and to the other Loan Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as Lender reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein (including, without limitation, pursuant to Section 2.1(e) the issuance of any Note to Lender or a replacement promissory note in the event any Note is lost, inadvertently destroyed or otherwise misplaced by Lender).

9.15 GOVERNING LAW

.  THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED BY BORROWER AND GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF MARYLAND AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISION) OF THE STATE OF MARYLAND.

9.16 JURISDICTION AND VENUE

.  TO INDUCE THE LENDER TO ENTER INTO THIS AGREEMENT, BORROWER, GUARANTORS AND LENDER IRREVOCABLY AGREE THAT, SUBJECT TO THE LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING STATUS WITHIN THE STATE OF MARYLAND.  BORROWER, GUARANTORS AND LENDER HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID STATE AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 9.1 OF SCHEDULE A AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

9.17 WAIVER

.  EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER AND EACH GUARANTOR HEREBY WAIVES (A) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, AND ONE OR MORE EXTENSIONS OR RENEWALS OF ANY OR ALL ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY THE LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE LENDER MAY DO IN THIS REGARD; (B) ALL RIGHTS TO NOTICE AND HEARING PRIOR TO THE LENDER’S TAKING POSSESSION OR CONTROL OF, OR THE LENDER’S REPLEVIN, ATTACHMENT OR LEVY ON OR OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE LENDER TO EXERCISE ANY OF THE LENDER’S REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT OR EXEMPTION LAWS.

9.18 WAIVER OF RIGHT TO TRIAL BY JURY

.  LENDER, BORROWER AND GUARANTORS HEREBY COVENANT AND AGREE THAT IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF ANY MATTER ARISING OUT OF THIS AGREEMENT, THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, ANY WRITTEN AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING OR IN ANY WAY RELATED TO, CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY; LENDER, BORROWER AND EACH GUARANTOR HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY, ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.19 ADVICE OF COUNSEL

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’ LENGTH NEGOTIATIONS.

9.20 TIME OF ESSENCE

.  Time is of the essence for the performance of the obligations set forth in this Agreement and the Loan Documents.

9.21 SPLITTING OF INDEBTEDNESS, THIS AGREEMENT AND OTHER LOAN DOCUMENTS

.  The Indebtedness, this Agreement, any Note and the other Loan Documents shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two (2) or more Indebtedness obligations and, solely in connection with a split of the Indebtedness, two (2) or more loan and security agreements, each of which shall cover all or a portion of the Collateral; provided, that each transfer of the Note shall be accompanied by the transfer of relevant rights under the security instruments and agreements.  To that end, Borrower, upon written request of Lender, at no cost to Borrower, shall execute, acknowledge and deliver to Lender and/or its designee or designees substitute notes, loan agreements, security instruments and security agreements in such principal amounts, aggregating not more than the then unpaid principal amount of the Indebtedness and containing terms, provisions and clauses substantially identical to those contained in this Agreement, any Note and such other documents and instruments as may be reasonably required by Lender.

9.22 CONFIDENTIALITY AND PUBLICITY.

(a) Borrower agrees, and agrees to cause each of its Affiliates, (i) not to transmit or disclose any provision of any Loan Document to any Person (other than to Borrower’s advisors and officers on a need-to-know basis, or as required by applicable law) without Lender’s prior written consent, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Borrower agrees to submit to Lender and Lender reserves the right to review and approve all materials that Borrower or any of its Affiliates prepares that contain Lender’s name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Borrower shall not, and shall not permit any of its Affiliates to, use Lender’s name (or the name of any of Lender’s Affiliates) in connection with any of its business operations, including without limitation, advertising, marketing or press releases or such other similar purposes, without Lender’s prior written consent (except as required by applicable law). Nothing contained in any Loan Document is intended to permit or authorize Borrower or any of its Affiliates to contract on behalf of Lender.

(b) Lender shall use its good faith efforts to hold in confidence all information, memoranda, or extracts furnished to Lender by Borrower hereunder or in connection with the negotiation hereof; provided that the Lender may disclose such information (i) to its Affiliates, accountants or counsel, (ii) to any regulatory agency having the authority to examine the Lender, (iii) as required by any legal or governmental process or otherwise by law (iv) to any Lender Transferee, any proposed Lender Transferee or any Rating Agency, and (v) to the extent that such information shall be publicly available or shall have been known to the Lender independently of any disclosure by the Borrower hereunder or in connection herewith.

9.23 NO OFFSET

.  Borrower understands and agrees that Borrower’s payment obligations hereunder and under the other Loan Documents are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against Lender notwithstanding any damage to, defects in or destruction of any Collateral or any other event, including obsolescence of any property or improvements.  Except as expressly provided for herein, Borrower and each Guarantor hereby waive setoff, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under this Agreement and any other Loan Document.  Borrower and each Guarantor hereby waive any and all defenses and counterclaims each may have or could interpose in any action or procedure brought by Lender to obtain an order of court recognizing the assignment of, or lien of Lender in and to, any Collateral.

9.24 AMENDMENT AND RESTATEMENT.

(a) On the date hereof, the Original Loan Agreement shall be amended, restated and superseded in its entirety hereby.  Borrower hereby fully and unconditionally ratifies and affirms all Loan Documents and agrees that all collateral granted thereunder shall from and after the date hereof secure all of the Indebtedness hereunder.

(b) On and after the date hereof, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or similar words referring to the Loan Agreement shall mean and be a reference to this Agreement.

 [SIGNATURE PAGE FOLLOWS]

Loan and Security Agreement
DAL 76351883v6

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

BORROWER:

JRAS, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	Managing Director

By:	/s/Dennis H. James
Name:	Dennis H. James
Title	President

GUARANTORS:

By:	/s/James Schrull
Name:	James Schrull

PERIMETER INVESTMENT SOLUTIONS, LLC
	By:	/s/Ajay K. Jindia
	Name:	Ajay K. Jindia
	Title	Secretary

JJG, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	President

	By:	/s/Jerry L. Robinson
	Name:	Jerry L. Robinson
	Title:	Manager

Signature Page - Loan and Security Agreement
DAL 76351883v6

JRAS OF SOUTH CAROLINA, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	President

	By:	/s/Jerry L. Robinson
	Name:	Jerry L. Robinson
	Title:	Manager

JRAS OF TENNESSEE, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	President

	By:	/s/Jerry L. Robinson
	Name:	Jerry L. Robinson
	Title:	Manager

JRAS OF FLORIDA, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	President

	By:	/s/Jerry L. Robinson
	Name:	Jerry L. Robinson
	Title:	Manager

Signature Page - Loan and Security Agreement
DAL 76351883v6

JRAS OF ALABAMA, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	President

	By:	/s/Jerry L. Robinson
	Name:	Jerry L. Robinson
	Title:	Manager

SOUTHERN CRESCENT FINANCE, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	President

	By:	/s/Jerry L. Robinson
	Name:	Jerry L. Robinson
	Title:	Manager

Signature Page - Loan and Security Agreement
DAL 76351883v6

LENDER:

CAPITALSOURCE FINANCE LLC
	By:	/s/Sue J. Choi
	Name:	Sue J. Choi
	Title	Senior Counsel

Signature Page - Loan and Security Agreement
DAL 76351883v6

SCHEDULE A TO

LOAN AND SECURITY AGREEMENT

This Schedule A to the Loan and Security Agreement is executed in conjunction with a certain Amended and Restated Loan and Security Agreement (“Loan Agreement”), dated November 19, 2007, by and between CapitalSource Finance LLC, as Lender, JRAS, LLC, as Borrower, and James Schrull, Perimeter Investment Solutions, LLC, JJG, LLC, Southern Crescent Finance, LLC, JRAS of South Carolina, LLC, JRAS of Tennessee, LLC, JRAS of Florida, LLC, and JRAS of Alabama, LLC, each as a guarantor.  All references to Section numbers herein refer to Sections in the Loan Agreement.

1.A.	Additional Eligibility Requirements (SECTION 1)

1.	The original term of the Consumer Loan Documents underlying such Receivable does not exceed forty two (42) months, unless otherwise approved in writing by Lender.

2.	The maximum original principal balance of such Receivable must not exceed eleven thousand five hundred dollars ($11,500).

3.	There are at least thirty (30) days remaining until the maturity date of the Consumer Loan Documents underlying such Receivable.

4.	The transaction giving rise to the Consumer Loan was consummated in an Approved State.

5.	Such Receivable is not sixty-one (61) days or more contractually past the due date set forth in the underlying Consumer Loan Documents.

6.	The minimum interest rate on the Consumer Loan Documents underlying such Receivable is at least twenty percent (20%) per annum payable monthly.

7.	The underlying automobile securing such Receivable shall not have been more than eight (8) model years old at the time of sale by a Related Party.

8.	Have been reported to the Lender in compliance with the following Aging Procedures:

(a)	No payment missed or due	=	Current
(b)	1 to 30 days past due	=	“30 day Account”
(c)	31 to 60 days past due	=	“60 day Account”
(d)	61 to 90 days past due	=	“90 day Account”
(e)	91 or more days past due	=	“90 + day Account”
9.	The mileage on the underlying automobile securing any Receivable shall not be more than one hundred twenty thousand (120,000) miles at the time of sale by a Related Party.

10.	Payment on any Receivable shall not be extended by Borrower or any Corporate Guarantor more than two (2) times in any year.

1.B.	Guarantors (SECTION 1).

Jim Schrull
Perimeter
JRAS of South Carolina, LLC
JRAS of Tennessee, LLC
JRAS of Florida, LLC
JRAS of Alabama, LLC
JJG, LLC
Southern Crescent Finance, LLC

1.D.	Subordinated Creditors (SECTION 1).

Horton Automotive Monroe, LLC
CompuCredit Corporation
Valued Services Acquisition Company, LLC

2.1.	Limits on Advances (SECTION 2.1).

Borrower may request advances hereunder no more than two (2) times each calendar week.

2.1.A.	Maximum Amount of Revolving Credit Line (SECTION 2.1).

Ten Million Dollars ($10,000,000); provided that Lender may elect, in its sole discretion, to increase the Maximum Amount of Revolving Credit Line in increments of $5,000,000 so long as Borrower has paid any Additional Commitment Fee associated therewith.

2.1.B.	Availability on Eligible Receivables (SECTION 2.1).

The “Availability on Eligible Receivables” shall be an amount equal to 50.00% of the outstanding principal balance of all Eligible Receivables.

2.2.	Stated Interest Rate (SECTION 2.2).

The sum of the Applicable Margin for the subject Loan plus the Prime Rate.

2.3.	Maturity Date (SECTION 2.3(c)).

The term of this Agreement shall expire on January 4, 2009; provided that the Maturity Date may be extended for successive one year terms at Lender’s sole discretion.

2.6.	Liquidated Damages (SECTION 2.6).

The amount of “Liquidated Damages” shall be as follows:

(i) if Borrower pays the balance of the Indebtedness in full, and Borrower terminates financing under this Agreement and requests Lender to terminate Lender’s security interest in the Collateral after August 4, 2008 and on or prior to August 4, 2009, the amount of “Liquidated Damages” shall be an amount equal to two percent (2.0%) of the Maximum Amount of Revolving Credit Line; and

(ii) if Borrower pays the balance of the Indebtedness in full, and Borrower terminates financing under this Agreement and requests Lender to terminate Lender’s security interest in the Collateral after August 4, 2009, the amount of “Liquidated Damages” shall be an amount equal to one percent (1.0%) of the Maximum Amount of Revolving Credit Line.

2.11.	Unused Line Fee (SECTION 2.11).

The “Unused Line Fee” shall accrue from the date hereof until the Maturity Date at a rate equal to 0.50% per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) of the Unused Portion (hereinafter defined).  The Unused Line Fee shall be due and payable monthly in arrears beginning on the first Business Day of the calendar month immediately following the date hereof and on the first Business Day of each month thereafter.

4.1.	Commitment Fee (SECTION 4.1(h)).

A “Commitment Fee” in the amount of fifty thousand dollars ($50,000) shall be due and payable by Borrower to Lender and earned by Lender pursuant to and upon execution of the Agreement.    Additionally, upon the increase, if any, of the Maximum Amount of Revolving Credit Line, an additional commitment fee shall be due and payable by Borrower to Lender and earned by Lender on the date of such increase in an amount equal to one percent (1.00%) multiplied by the amount of such increase (each an “Additional Commitment Fee”).

5.1.A.	Borrower’s Tradenames (whether one or more) (SECTION 5.1.(b)).

Just Right Auto Finance

Just Right Auto Sales

Horton Automotive

5.1.B.	Business Locations of Borrower (SECTIONS 3.7, 5.1.(n)and 6.2(h)).

1998 Iris Drive SW
Conyers, GA  30094

208 South Broad St.
Monroe, GA  30655

5465 Peachtree Industrial Blvd.
Chamblee, GA 30341

2630 Memorial Dr.
Waycross, GA  31503

5.1.C.	Material Litigation (SECTION 5.1(w))

None.

5.1.D.	INTELLECTUAL PROPERTY (SECTION 5.1(x))

None.

5.1.E.	Borrower Information (SECTION 5.1.(y)).

Exact Name of Borrower	State of Organization	Federal Tax I.D. No.	Chief Executive Office	Prior Names	Charter No.
JRAS, LLC	Georgia	61-1529623	1998 Iris Drive SW Conyers, GA 30094	N/A	07008279
JJG, LLC d/b/a Just Right Auto Sales	Georgia	20-3761853	1998 Iris Drive SW Conyers, GA 30094	N/A	0559900
Southern Crescent Finance	Georgia	20-8391723	1998 Iris Drive SW Conyers, GA 30094	N/A	07008285
JRAS of South Carolina, LLC	Georgia	39-2055272	1998 Iris Drive SW Conyers, GA 30094	N/A	07037109
JRAS of Tennessee, LLC	Georgia	39-2055275	1998 Iris Drive SW Conyers, GA 30094	N/A	07037106
JRAS of Florida, LLC	Georgia	39-2055274	1998 Iris Drive SW Conyers, GA 30094	N/A	07032780
JRAS of Alabama, LLC	Georgia	39-2055271	1998 Iris Drive SW Conyers, GA 30094	N/A	07037107

6.1(h). Approved States (Section 6.1(h)).

Georgia
Florida
Alabama
Tennessee
South Carolina
Ohio
Texas

6.1(l). Borrower’s Portfolio Requirements (Section 6.1(l)).

Borrower and each other Related Party shall, at all times prior to the Maturity Date, maintain its portfolio of Receivables in full compliance with the following requirements (all to be calculated, as of any date of determination, with respect to all Receivables of such date):

1.	The average outstanding principal balance of all Receivables shall not exceed Nine Thousand Five Hundred Dollars ($9,500);

2.	The weighted average original term to maturity of all Receivables shall not exceed thirty six (36) months.

3.	The weighed average interest rate on the Consumer Loan Documents underlying all of the Receivables is at least 22.00% per annum.

4.
The aggregate principal balance of all Receivables current to not more than thirty (30) day delinquent shall not be less than eighty percent (80%) of the aggregate principal balance of all Receivables.

5.	The weighted average down payment of all Receivables is not less than five percent (5%) of the total sales price, which shall include all taxes, commissions and fees associated therewith.

6.2.A.	Leverage Ratio Limit (SECTION 6.2.(j)).

The “Leverage Ratio Limit” shall be 3 to 1.00.

6.2.B.	Minimum Tangible Net Worth (SECTION 6.2.(k)).

The “Minimum Tangible Net Worth” shall be $3,000,000.

6.2.D.	Debt Service Coverage Ratio Limit (SECTION 6.2(m)).

The “Debt Service Coverage Ratio Limit” shall not be less than 1.25 to 1.00.

6.2.E.	Minimum Collateral Recovery Rate (SECTION 6.2.(n)).

The “Minimum Collateral Recovery Rate” shall be sixty five percent (65.00%).

6.2.F.	Minimum Collection Percentage (SECTION 6.2(v)).

The “Minimum Collection Percentage” shall be four and one-half percent (4.50%).

9.1.	Notices (SECTION 9.1).

Lender:	CapitalSource Finance LLC

4445 Willard Avenue, Twelfth Floor

Chevy Chase, Maryland 20815

Attention: SFG—Portfolio Manager

Telephone: (301) 841-2700

Telecopy No.: (301) 841-2370

With a courtesy copy to:

Greenberg Traurig, LLP

2200 Ross Avenue, Suite 5200

Dallas, Texas 75201

Attention: Heather Moulder

Telephone: (214) 665-3614

Telecopy No.: (214) 665-5914

Borrower:	JRAS, LLC
1998 Iris Drive SW
Conyers, GA  30094
Attention: Jim Schrull
Telephone: (770) 761-7215
Telecopy No.: (770) 761-1539

With a Copy to:
600 Westpark Drive
Peachtree City, GA 30269
Attn: Robert P. Manning

Guarantors:	1998 Iris Drive SW
Conyers, GA  30094
Attention: Jim Schrull
Telephone: (770) 761-7215
Telecopy No.: (770) 761-1539

With a Copy to:
600 Westpark Drive
Peachtree City, GA 30269
Attn: Robert P. Manning

Exhibit A to Loan and Security Agreement
DAL 76351883v6

IN WITNESS WHEREOF, the parties have executed this Schedule A on the day and year first set forth above.

BORROWER:

BORROWER:

JRAS, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	Managing Director

By:	/s/Dennis H. James
Name:	Dennis H. James
Title	President

GUARANTORS:

By:	/s/James Schrull
Name:	James Schrull

PERIMETER INVESTMENT SOLUTIONS, LLC
	By:	/s/Ajay K. Jindia
	Name:	Ajay K. Jindia
	Title	Secretary

JJG, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	President

	By:	/s/Jerry L. Robinson
	Name:	Jerry L. Robinson
	Title:	Manager

Exhibit A to Loan and Security Agreement
DAL 76351883v6

JRAS OF SOUTH CAROLINA, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	President

	By:	/s/Jerry L. Robinson
	Name:	Jerry L. Robinson
	Title:	Manager

JRAS OF TENNESSEE, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	President

	By:	/s/Jerry L. Robinson
	Name:	Jerry L. Robinson
	Title:	Manager

JRAS OF FLORIDA, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	President

	By:	/s/Jerry L. Robinson
	Name:	Jerry L. Robinson
	Title:	Manager

Exhibit A to Loan and Security Agreement
DAL 76351883v6

JRAS OF ALABAMA, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	President

	By:	/s/Jerry L. Robinson
	Name:	Jerry L. Robinson
	Title:	Manager

SOUTHERN CRESCENT FINANCE, LLC
	By:	/s/James Schrull
	Name:	James Schrull
	Title	President

	By:	/s/Jerry L. Robinson
	Name:	Jerry L. Robinson
	Title:	Manager

Exhibit A to Loan and Security Agreement
DAL 76351883v6

EXHIBIT A

BORROWING BASE CERTIFICATE FORM

TO BE ATTACHED

Exhibit A to Loan and Security Agreement
DAL 76351883v6

EXHIBIT B

REQUEST FOR RELEASE OF DOCUMENTS

To:	U.S. Bank National Association

Re:	Custodial Agreement dated as of November 19, 2007 by and among CapitalSource Finance LLC (“Lender”), JRAS, LLC and Wells Fargo Bank, National Association

In connection with the administration of the Receivables held by you as Custodian under the above-referenced Custodial Agreement, we request the release, of the Consumer Loan Documents held by Custodian for the Receivables described below, and further identified on the Addendum annexed hereto:

Account Debtor’s Name	Date of Consumer Loan Documents	Amount of Consumer Loan Documents	Reason for Release

JRAS, LLC

By:

Name:           ____________________________________________

Title:           ____________________________________________

Date:           ____________________________________________

CONFIRMED BY:

CAPITALSOURCE FINANCE LLC

By:

Name:

Title:

Date:

Exhibit B to Loan and Security Agreement
DAL 76351883v6

EXHIBIT C

UNDERWRITING GUIDELINES

Commercial Underwriting Guidelines

Exhibit C to Loan and Security Agreement
DAL 76351883v6

EXHIBIT D

FORM OF CONSUMER LOAN DOCUMENTS

Exhibit D to Loan and Security Agreement
DAL 76351883v6